                                           [EXECUTION COPY]

------------------------------------------------------------



                    LETTER OF CREDIT AND
                  REIMBURSEMENT AGREEMENT



                 dated as of April 12, 1994



                          between



                   NEVADA POWER COMPANY



                            and



                     SOCIETE GENERALE,
                    LOS ANGELES BRANCH



                 Relating to $60,000,000
                   Clark County, Nevada
    Floating Rate Weekly Demand Industrial Development
                      Revenue Bonds
              (Nevada Power Company Project)
                       Series 1989A





------------------------------------------------------------

                     TABLE OF CONTENTS
                     -----------------

                                                        Page
                                                        ----

                        ARTICLE I.
                        DEFINITIONS . . . . . . . . . . .  2

     SECTION 1.01.  Certain Defined Terms . . . . . . . .  2
     SECTION 1.02.  Computation of Time Periods . . . . . 10
     SECTION 1.03.  Accounting Terms  . . . . . . . . . . 10
     SECTION 1.04.  Internal References . . . . . . . . . 10

                        ARTICLE II.
             AMOUNT AND TERMS OF THE LETTER OF CREDIT . . 10

     SECTION 2.01.  The Letter of Credit. . . . . . . . . 10
     SECTION 2.02.  Issuing the Letter of Credit. . . . . 10
     SECTION 2.03.  Commissions and Fees. . . . . . . . . 10
     SECTION 2.04.  Reimbursement On Demand . . . . . . . 12
     SECTION 2.05.  Advances and Interest . . . . . . . . 12
     SECTION 2.06.  Prepayments . . . . . . . . . . . . . 13
     SECTION 2.07.  Increased Costs . . . . . . . . . . . 13
     SECTION 2.08.  Increased Capital . . . . . . . . . . 14
     SECTION 2.09.  Payments and Computations . . . . . . 15
     SECTION 2.10.  Non-Business Days . . . . . . . . . . 15
     SECTION 2.11.  Extension of the Stated
                    Termination Date    . . . . . . . . . 15
     SECTION 2.12.  Evidence of Debt. . . . . . . . . . . 16
     SECTION 2.13.  Obligations Absolute. . . . . . . . . 16
     SECTION 2.14.  Taxes . . . . . . . . . . . . . . . . 17

                       ARTICLE III.
                   CONDITIONS PRECEDENT . . . . . . . . . 18

     SECTION 3.01.  Conditions Precedent to Issuance
                    of the Letter of Credit . . . . . . . 18
     SECTION 3.02. Additional Conditions Precedent to Issuance of the Letter of Credit. . . 21
     SECTION 3.03.  Conditions Precedent to Each
                    Advance . . . . . . . . . . . . . . . 21

                        ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES. . . . . . . 22

     SECTION 4.01.  Representations and Warranties of
                    the Company . . . . . . . . . . . . . 22

                        ARTICLE V.
                 COVENANTS OF THE COMPANY . . . . . . . . 27

     SECTION 5.01.  Affirmative Covenants . . . . . . . . 27
     SECTION 5.02.  Negative Covenants. . . . . . . . . . 34

                        ARTICLE VI.
                     EVENTS OF DEFAULT. . . . . . . . . . 35

     SECTION 6.01.  Events of Default . . . . . . . . . . 35
     SECTION 6.02.  Upon an Event of Default. . . . . . . 38

                       ARTICLE VII.
                       MISCELLANEOUS. . . . . . . . . . . 40

     SECTION 7.01.  Amendments, Etc.. . . . . . . . . . . 40
     SECTION 7.02.  Notices, Etc. . . . . . . . . . . . . 40
     SECTION 7.03.  No Waiver; Remedies . . . . . . . . . 40
     SECTION 7.04.  Right of Set-off. . . . . . . . . . . 40
     SECTION 7.05.  Indemnification . . . . . . . . . . . 41
     SECTION 7.06.  Bank Not Liable . . . . . . . . . . . 42
     SECTION 7.07.  Costs, Expenses and Taxes . . . . . . 43
     SECTION 7.08.  Binding Effect. . . . . . . . . . . . 44
     SECTION 7.09.  Severability. . . . . . . . . . . . . 44
     SECTION 7.10.  Governing Law; Submission to
                    Jurisdiction; etc.  . . . . . . . . . 44
     SECTION 7.11.  Headings. . . . . . . . . . . . . . . 45
     SECTION 7.12.  Counterparts. . . . . . . . . . . . . 45
     SECTION 7.13.  Waiver of Jury Trial. . . . . . . . . 45
     SECTION 7.14   Assignments and Participations. . . . 46


EXHIBIT A -    Form of Irrevocable Letter of Credit with
               Exhibits 1 through 5 thereto
EXHIBIT B -    Form of Custodian Agreement
EXHIBIT C -    Form of Opinion of General Counsel of the
               Company
EXHIBIT D -    Form of Opinion of Special Counsel to the
               Company

          LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of April 12, 1994, between NEVADA POWER COMPANY, a
Nevada corporation (the "Company"), and SOCIETE GENERALE,
LOS ANGELES BRANCH (the "Bank").

          PRELIMINARY STATEMENTS. (1) Clark County, Nevada (the "Issuer") issued, pursuant to an Indenture of Trust, dated as of April 1, 1989 (as amended, modified or supplemented from time to time, the "Indenture"), by and between the Issuer and United States Trust Company of New York, as trustee (such entity, or its successor as trustee, being the "Trustee"), $60,000,000 aggregate principal amount of Floating Rate Weekly Demand Industrial Development Revenue Bonds (Nevada Power Company Project), Series 1989A (the "Bonds") to the Original Purchasers (as defined in the Indenture).

          (2) The Issuer and the Company entered into a Financing Agreement, dated as of April 1, 1989 (as amended, modified or supplemented from time to time, the "Financing Agreement"), pursuant to which the Issuer loaned to the Company substantially all of the proceeds resulting from the issuance of the Bonds. The Issuer assigned the Financing Agreement to the Trustee on behalf of the Bondholders to secure the payment of the Bonds. In connection with the issuance of the Bonds and pursuant to that certain letter of credit and reimbursement agreement dated as of April 1, 1989 between Citibank, N.A. and the Company, Citibank, N.A. issued an irrevocable letter of credit (the "Original Letter of Credit") to support the payment of principal and interest on the Bonds. The Original Letter of Credit is scheduled to expire on April 12, 1994.

          (3)  The Company has requested that the Bank
issue, as a substitute letter of credit for the Original Letter of Credit, its irrevocable, transferable letter of credit in substantially the form of Exhibit A hereto (such letter of credit, as it may from time to time be extended pursuant to the terms of this Agreement, being the "Letter of Credit"), in the amount of $61,602,740 (the "Stated Amount"), of which (i) $60,000,000 shall support the payment of principal of the Bonds (or the portion of the purchase price of the Bonds corresponding to principal), and (ii) $1,602,740 shall support the payment of up to 65 days' interest on the principal amount of the Bonds (or the portion of the purchase price of the Bonds corresponding to interest), computed at 15% per annum on the basis of a year of 365 days (the Bank's obligation to issue the Letter of

Credit as hereinafter provided being hereinafter referred to as the Commitment (the "Commitment").

          NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the parties hereto agree as follows:


                        ARTICLE I.

                        DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  As used in
                         ---------------------
this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" has the meaning provided in Section
           -------
2.05(a) hereof.

          "Affiliate" means any trade or business (whether
           ---------
or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

          "Alternate Base Rate" means a fluctuating interest
           -------------------
rate per annum equal at all times to the higher of:

               (i)  the rate of interest announced publicly
          by the Bank in New York, New York, from time to time as the Bank's Prime Rate; and

               (ii) the rate equal to the sum of:

                    (x) the rate per annum obtained by
               dividing (A) 1/2 of one percent above the Federal Funds Rate in effect from time to time by (B) a percentage equal to 100% minus the Domestic Reserve Percentage, plus

                    (y) the Assessment Rate.

The Alternate Base Rate shall change concurrently with each change in the Prime Rate or such calculated rate, as the case may be.

          "Applicable L/C Rate" shall mean (i) .625% for any
           -------------------
day on which Level I Status exists, (ii) .375% for any day on which Level II Status exists and (iii) .325% for any day on which Level III Status exists.

          "Assessment Rate" for any period means the annual
           ---------------
assessment rate per annum estimated by the Bank on the first day of such period for determining the then current annual assessment payable by the Bank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Bank in the United States.


          "Authorized Representative" means (i) for the
           -------------------------
Company, the Chairman of the Board, the President, the Vice President, the Director, Treasury and the Secretary and (ii) for any other Person, an authorized officer of such Person.

          "Bond Purchase Agreement" means the Bond Purchase
           -----------------------
Agreement, dated April 11, 1989, between the Issuer, on the one hand, and Shearson Lehman Hutton Inc., Goldman, Sachs &
Co. and Merrill Lynch Capital Markets, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, on the other hand.

          "Bonds" has the meaning assigned to that term in
           -----
the first Preliminary Statement hereto.

          "Business Day" means a day of the year on which
           ------------
banks are not required or authorized by law to close in New
York City or in Los Angeles, California.

          "Cancellation Date" has the meaning assigned to
           -----------------
that term in the Letter of Credit.

          "Code" means the Internal Revenue Code of 1986, as
           ----
amended from time to time after the date hereof, and the rules and regulations promulgated thereunder.

          "Commitment" has the meaning assigned to that term
           ----------
in the third Preliminary Statement hereto.

          "Commitment Termination Date" has the meaning
           ---------------------------
assigned to that term in Section 2.01.

          "Common Equity" means the common stockholders'
           -------------
equity of the Company, less the book value of all intangible assets of the Company.

          "Custodian Agreement" means the Custodian
           -------------------
Agreement in substantially the form of Exhibit B hereto.

          "D&P" means Duff and Phelps Credit Rating Company
           ---
or its successors and assigns.

          "Debt" means (i) indebtedness for borrowed money
           ----
or for the deferred purchase price of property or services,
(ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations (contingent or otherwise) in respect of bankers' acceptances or letters of credit, (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through (iii) above, (v) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, and (vi) withdrawal liability incurred under ERISA by the Company or any of its Affiliates to any Multiemployer Plan.

          "Default Rate" means a fluctuating interest rate
           ------------
equal at all times to 1.5% per annum above the Prime Rate in effect from time to time.

          "Designated Rating" means, with respect to any
           -----------------
Rating Agency for any day, the rating of the senior secured long-term debt of the Company (a "Secured Rating") outstanding and in effect on such day (including for this purpose as separate categories "+" and "-" designations by S&P or D&P or "1", "2" and "3" designations by Moody's). If a Rating Agency does not have a Secured Rating outstanding and in effect on any day, then there exists no Designated Rating by such Rating Agency for such day.

          "Domestic Reserve Percentage" means, for any
           ---------------------------
period, that percentage which is specified on the first day of such period, as the case may be, by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Bank with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States and with a maturity equal to such period.

          "Environmental Claim" means any allegation, notice
           -------------------
of violation, claim, demand, or order by any governmental authority or any Person for any damage or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from or related to any facility, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any facility, or (iii) the violation of any Environmental Laws.

          "Environmental Laws" means all laws relating to
           ------------------
environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601
et seq.), the Hazardous Material Transportation Act (49
-- ---
U.S.C. Sec. 1801 et seq.), the Resource Conservation and
                 -- ---
Recovery Act (42 U.S.C. Sec. 6901 et seq.), the Federal
                                  -- ---
Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.),
                                                 -- ---
the Clean Air Act (42 U.S.C. Sec. 7401 et seq.), the Toxic
                                       -- ---
Substances Control Act (15 U.S.C. Sec. 2601 et seq.), the
                                            -- ---
Occupational Safety and Health Act (29 U.S.C. Sec. 651
et seq.) and the Emergency Planning and
-- ---
Community Right to Know Act (42 U.S.C. Sec. 11001 et seq.),
                                                  -- ---
each as amended or supplemented, and any analogous future or present applicable local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "ERISA" means the Employee Retirement Income
           -----
Security Act of 1974, as amended from time to time.

          "Event of Default" has the meaning assigned to
           ----------------
that term in Section 6.01.

          "Federal Funds Rate" means, for any period, a
           ------------------
fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain letter agreement
           ----------
dated as of April 12, 1994 executed by the Company and addressed to the Bank.

          "Financing Agreement" has the meaning assigned to
           -------------------
that term in the second Preliminary Statement hereto.

          "Fixed Charges" means, for any fiscal quarter, the
           -------------
sum of (i) all payments of interest (whether expensed or capitalized) made or becoming due in the prior four fiscal quarters in respect of all Debt of the Company, plus (ii)
                                                ----
the amortization expenses in respect of discounts or premiums, if any, on any Debt of the Company during the prior four fiscal quarters.

          "Fixed Charge Coverage Ratio" means, for any
           ---------------------------
fiscal quarter, the amount (expressed as a percentage) obtained, by dividing (a) Net Income Available for Fixed
Charges for such fiscal quarter by (b) Fixed Charges for such fiscal quarter.

          "Hazardous Materials" means (i) any chemical,
           -------------------
material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, Environmental Laws, (ii) any oil, petroleum or petroleum-derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (A) pose a hazard to any property of the Company or any of its Subsidiaries or to Persons on or about such property or (B) cause such property to be in violation of any Environmental Laws, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphyenyls in excess of fifty parts per million, and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the owners, occupants or any Persons surrounding any of the facilities.

          "Indenture" has the meaning assigned to that term
           ---------
in the first Preliminary Statement hereto.

          "Issuer" has the meaning assigned to that term in
           ------
the first Preliminary Statement hereto.

          "Letter of Credit" has the meaning assigned to
           ----------------
that term in the third Preliminary Statement hereto.

          "Level I Status" exists for any day if, on such
           --------------
day, neither Level II Status nor Level III Status exists.

          "Level II Status" exists for any day if, on such
           ---------------
day, (a) Level III Status does not exist and (b) the Company has at least two of the following three Designated Ratings:
(i) a Designated Rating by S&P of BBB- or higher, (ii) a Designated Rating by Moody's of Baa3 or higher and (iii) a Designated Rating by D&P of BBB- or higher.

          "Level III Status" exists for any day if, on such
           ----------------
day, the Company has at least two of the following three Designated Ratings: (i) a Designated Rating by S&P of A-or higher, (ii) a Designated Rating by Moody's of A3 or higher and (iii) a Designated Rating by D&P of A- or higher.

          "Lien" means, with respect to any asset, any lien,
           ----
security interest or other charge or encumbrance, or any other type of preferential arrangement in respect of such asset.

          "Moody's" means Moody's Investors Service, Inc. or
           -------
its successor and assigns.

          "Multiemployer Plan" means a "multiemployer plan"
           ------------------
as defined in Section 4001(a)(3) of ERISA with respect to which the Company or any Affiliate (i) has an obligation to contribute to or (ii) could have liability.

          "Net Income Available for Fixed Charges" means,
           --------------------------------------
for any fiscal quarter, the sum of (i) net income before
federal and state taxes for the prior four fiscal quarters,
plus (ii) Fixed Charges for the prior four fiscal quarters,
----
minus (iii) allowance for equity and borrowed funds used
-----
during construction and other deferred revenue amounts for the prior four fiscal quarters.

          "Participant" has the meaning provided in Section
           -----------
7.14 hereof.

          "PBGC" means the Pension Benefit Guaranty
           ----
Corporation or any successor thereto.

          "Person" means an individual, partnership,
           ------
corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means an employee benefit plan (other than
           ----
a Multiemployer Plan) maintained or contributed to for employees of the Company or any Affiliate and covered by Title IV of ERISA or the minimum funding requirements of
Section 412 of the Code.

          "Pledged Bond" has the meaning assigned to that
           ------------
term in the Custodian Agreement.

          "Prime Rate" means a fluctuating annual rate of
           ----------
interest equal to the rate publicly announced by the Bank at its principal New York office as its Prime Rate. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change is announced and the Company acknowledges that the Prime Rate is a reference rate and does not necessarily reflect the lowest interest rate at which the Bank offers loans to its customers.

          "Principal Facility" means that certain Loan
           ------------------
Agreement dated as of February 13, 1992 by and among the Company, First Interstate Bank of Nevada, N.A., as agent and the financial institutions party thereto, as the same may be amended, modified or supplemented from time to time.

          "PSC" means the Public Service Commission of
           ---
Nevada, or any successor or other agency or authority of the State of Nevada from time to time having a similar jurisdiction.

          "PSC Order" means, at any time, the order by the
           ---------
PSC in effect at such time that authorizes the Company to enter into this Agreement and the Related Documents to which it is, or is to be, a party, to request the Bank to issue the Letter of Credit hereunder and to incur Debt to the Bank hereunder in an amount not less than the Stated Amount. The PSC Order, when given by PSC, shall be deemed to include the application for such order by the Company.

          "Rating Agency" means S&P, Moody's or D&P.
           -------------

          "Related Documents" has the meaning assigned to
           -----------------
that term in Section 2.13.

          "Release" means any release, emission, disposal,
           -------
leaching, or migration into the environmental (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), or into or out of any of the facilities.

          "Remarketing Agent" has the meaning assigned to
           -----------------
that term in the Indenture.

          "S&P" means Standard & Poor's Corporation and its
           ---
successors and assigns.

          "Stated Amount" has the meaning assigned to that
           -------------
term in the third Preliminary Statement hereto.

          "Stated Termination Date" means the expiration
           -----------------------
date specified in clause (i) of section (1) of the Letter of Credit, as such date may be extended pursuant to Section
2.11.

          "Subsidiary" means, as to any Person, (i) any
           ----------
corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or by one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other Person in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Tender Drawing" has the meaning assigned to that
           --------------
term in the Letter of Credit.

          "Termination Event" means (i) a Reportable Event
           -----------------
described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or
(iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Total Capitalization" means the total of Common
           --------------------
Equity, preference and preferred stock and Debt of the Company.

          "Trustee" has the meaning assigned to that term in
           -------
the first Preliminary Statement hereto.

          SECTION 1.02.  Computation of Time Periods.  In
                         ---------------------------
this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means From and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting
                         ----------------
terms not specifically defined herein shall be construed in accordance with generally accepted United States accounting principles consistent (except as otherwise stated herein) with those applied in the preparation of the December 31, 1993 financial statements referred to in Section 4.01(f).

          SECTION 1.04.  Internal References.  The words
                         -------------------
"herein", "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and "Article", "Section", "subsection", "paragraph", and respective references are to this Agreement unless otherwise specified.


                          ARTICLE II.

            AMOUNT AND TERMS OF THE LETTER OF CREDIT

          SECTION 2.01.  The Letter of Credit.  The Bank
                         --------------------
agrees, on the terms and conditions hereinafter set forth, to issue the Letter of Credit to the Trustee on any Business Day during the period from the date hereof to and including April 12, 1994 (the "Commitment Termination Date").

          SECTION 2.02.  Issuing the Letter of Credit.  The
                         ----------------------------
Letter of Credit shall be issued on at least three Business Days' notice from the Company to the Bank specifying the Business Day of issuance thereof. On such Business Day specified by the Company in such notice and upon fulfillment of the applicable conditions precedent set forth in Article III, the Bank will issue the Letter of Credit to the Trustee.

          SECTION 2.03.  Commissions and Fees.  (a) The
                         --------------------
Company hereby agrees to pay to the Bank a letter of credit fee on the Stated Amount from the effective date of this Agreement until the Cancellation Date, at the Applicable L/C Rate as adjusted from time to time, which letter of credit fee shall be payable on the effective date hereof (for the period from the date hereof to and including June 30, 1994) and thereafter quarterly in advance on the last Business Day of each June, September, December and March commencing on June 30, 1994. In the event that following the payment by the Company of the letter of credit fee for any quarterly period (or any part thereof) the Letter of Credit shall be cancelled or otherwise terminate prior to the end of such quarterly period (or any part thereof), the Bank agrees that it will return to the Company (after applying any such amounts to any unreimbursed drawings under the Letter of Credit, unpaid Advances, interest thereon or any fees, commissions or any other amounts then due and payable by the Company to the Bank) the portion of the letter of credit fee as shall be obtained by multiplying (i) the total amount of letter of credit fee paid by the Company to the Bank for such quarterly period (or part thereof) by (ii) the quotient of (A) the number of days left during such quarterly period (or part thereof) divided by (B) the total number of days in such quarterly period (or part thereof).

          (b) The Company hereby agrees to pay to the Bank a transfer commission of $2,000 upon each transfer of the Letter of Credit in accordance with its terms.

          (c) The Company hereby agrees to pay to the Bank a drawing fee of $150 in connection with, and at the time of, each drawing under the Letter of Credit.

          (d) The Company agrees to pay to the Bank the fees and other amounts set forth in the Fee Letter on the dates set forth therein.

          SECTION 2.04.  Reimbursement On Demand.  Except as
                         -----------------------
otherwise specified in Section 2.05 (and provided the conditions precedent specified therein shall have been fulfilled), each amount paid by the Bank under the Letter of Credit (including, without limitation, amounts in respect of any reinstatement of the Interest Component (as defined in the Letter of Credit) at the election of the Bank notwithstanding any failure by the Company to reimburse the Bank for any previous drawing to pay interest on the Bonds) shall constitute a demand loan made by the Bank to the Company on the date of such payment by the Bank under the Letter of Credit. The Company agrees to pay each such demand loan on the date of its making. Any such demand loan (or any portion thereof) not so paid on such date shall bear interest, payable on demand, from the date of making of such demand loan until payment in full, at a fluctuating interest rate per annum equal to the Default Rate.

          SECTION 2.05.  Advances and Interest.  (a)  If the
                         ---------------------
Bank shall make any payment under the Letter of Credit in response to a Tender Drawing submitted thereunder pursuant to Section 401 of the Indenture and, on the date of such payment, the conditions precedent set forth in Section 3.03 shall have been fulfilled, such payment shall constitute an advance made by the Bank to the Company on the date and in the amount of such payment (each such advance being an "Advance"). The Company shall pay interest on the unpaid principal amount of each Advance quarterly in arrears on the last Business Day of March, June, September and December. Each Advance shall bear interest (i) from the date of the incurrence thereof until the earlier of (A) the date upon which such Advance is paid in full and (B) the date which is 30 days after the date of the incurrence thereof, at the Alternate Base Rate and (ii) from and after the 30th day from the date of incurrence thereof until the date upon which such Advance is paid in full, at the Prime Rate. Notwithstanding any other provision to the contrary herein, each Advance shall be due and payable by the Company to the Bank on the Cancellation Date.

          (b) Notwithstanding any provision to the contrary herein, the Company shall pay interest on all past-due amounts of principal and (to the fullest extent permitted by law) interest, costs, fees and expenses hereunder, from the date when such amounts became due until paid in full, payable on demand, at the Default Rate in effect from time to time.

     SECTION 2.06.  Prepayments.  (a)  The Company may, upon
                    -----------
at least two Business Days' notice to the Bank, prepay the outstanding amount of any Advance in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

          (b) Prior to or simultaneously with the resale of all of the Bonds purchased with the proceeds of a Tender Drawing under the Letter of Credit, the Company shall prepay or cause to be prepaid in full the then outstanding principal amount (pursuant to Section 2.04) or Advance arising pursuant to such Tender Drawing, together with all interest thereon to the date of such prepayment. If less than all of such Bonds are resold, then prior to or simultaneously with such resale the Company shall prepay or cause to be prepaid a portion (as specified below) of the then outstanding principal amount (pursuant to Section 2.04) or Advance arising pursuant to such Tender Drawing, together with all interest thereon to the date of such prepayment. The portion of such principal amount or such Advance to be prepaid shall be determined by multiplying such principal amount or such Advance by a fraction, the numerator of which shall be the face amount of the Bonds resold and the denominator of which shall be the face amount of all of the Bonds purchased with the proceeds of the relevant Tender Drawing.

          SECTION 2.07.  Increased Costs.  If either (i) the
                         ---------------
introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements other than those referred to in the definition of "Domestic Reserve Percentage" in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), shall either (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Bank or participated in by any Participant or (B) impose on the Bank any other condition regarding this Agreement, the

Letter of Credit, any amount outstanding hereunder or any Advance, and the result of any event referred to in clause
(A) or (B), above, shall be to increase the cost to the Bank or any Participant of issuing or maintaining the Letter of Credit (or its participation therein) or agreeing to make or making, funding or maintaining any Advance, then, upon demand by the Bank, the Company shall pay to the Bank (for its own account or for the account of such Participant, as the case may be, within 10 days of receipt of such notice and from time to time as specified by the Bank, all additional amounts which shall be sufficient to compensate the Bank for such increased costs. A certificate setting forth such increased costs incurred by the Bank as a result of any event referred to in clause (i) or (ii), above, submitted by the Bank to the Company, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

          SECTION 2.08.  Increased Capital.  If the Bank
                         -----------------
determines (1) the adoption of any applicable law, rule or regulation after the date hereof regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any court or administrative or governmental authority charged with the interpretation or administration thereof, or (2) compliance by the Bank with any directive regarding capital adequacy of any such administrative or governmental authority, generally affects banks issuing letters of credit or entering into agreements similar to or of the same type as this Agreement and has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of issuing or maintaining the Letter of Credit to a level below that which the Bank would have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), then, upon demand by the Bank, the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank in the light of such circumstances, to the extent that the Bank reasonably determined such capital to be allocable to this Agreement or the issuance or maintenance of the Letter of Credit. In determining such increased fee, the Bank may use reasonable and customary averaging and attribution methods. A certificate as to such amounts submitted to the Company by the Bank shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

          SECTION 2.09.  Payments and Computations.  The
                         -------------------------
Company shall make each payment hereunder not later than 12:00 noon (Los Angeles time) on the day when due in lawful money of the United States of America to the Bank at its address referred to in Section 7.02 in same day funds. Computations of the Alternate Base Rate, the Prime Rate, the Default Rate and the commissions and fees under Section 2.03 shall be made by the Bank on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) elapsed.

          SECTION 2.10.  Non-Business Days.  Whenever any
                         -----------------
payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be.

          SECTION 2.11.  Extension of the Stated Termination
                         -----------------------------------
Date.  Unless the Letter of Credit shall have expired in
----
accordance with its terms on the Cancellation Date, at least 75 but not more than 120 days before each anniversary of the date of issuance of the Letter of Credit, commencing on the anniversary thereof in 1995, the Company may request the Bank in writing (each such request being irrevocable) to extend for one year the Stated Termination Date. If the Company shall make such request, the Bank shall, no later than 30 days following the date on which the Bank shall have received such request, notify the Company in writing (with a copy of such notice to the Trustee) whether or not the Bank consents to such request and, if the Bank does so consent, the conditions of such consent (including conditions relating to legal documentation). If the Bank shall not so notify the Company, the Bank shall be deemed not to have consented to such request. Upon the Bank's consenting to any such extension, the Company shall cause the Trustee to surrender the Letter of Credit to the Bank. Simultaneously with such surrender, the Bank may at its option either (a) return the Letter of Credit after amendment thereof to reflect the extension of the scheduled expiration date or
(b) cancel the Letter of Credit and issue to the Trustee, in substitution therefor, a substitute irrevocable letter of credit in the form of Exhibit A hereto, dated the date of such surrender, reflecting the extension of the scheduled expiration date but otherwise having terms substantially identical to the Letter of Credit being so extended.

          SECTION 2.12.  Evidence of Debt.  The Bank shall
                         ----------------
maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Company resulting from each drawing under the Letter of Credit and from each Advance made from time to time hereunder and the amounts of principal and interest payable and paid from time to time hereunder. In any dispute, legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded.

          SECTION 2.13.  Obligations Absolute.  The payment
                         --------------------
obligations of the Company under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                   (i)   any lack of validity or
     enforceability of the Letter of Credit, the Bonds, the Indenture, the Financing Agreement, the Custodian
     Agreement, the Fee Letter or the Bond Purchase
     Agreement (collectively, the "Related Documents") or any other agreement or instrument relating thereto;

                  (ii)   any amendment or waiver
     of or any consent to or departure from all or any of the Related Documents;

                 (iii)   the existence of any      claim,
     set-off, defense or other right which the Company may have at any time against the Trustee or any other beneficiary, or any transferee, of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

                  (iv)   any statement or any other document
     presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (v)   payment by the Bank under the
     Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; or

                  (vi)   any other circumstance or
     happening whatsoever, whether or not similar to any of the foregoing.

          SECTION 2.14.  Taxes.  All payments made by the
                         -----
Company hereunder will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of the Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or lending office of the Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Fee Letter, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Bank receives an amount equal to the sum it would have receied had no such decutions been made, (ii) the Company shall make all such required deductions and shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law and (iii) the Company will furnish to the Bank within 45 days after the date the payment of any Taxes is due certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by the Bank. The Bank represents and warrants to the Company that either (1) it is entitled to the benefits of an income tax treaty with the United States which provides for an exemption from United States withholding tax on interest and other payments to be made by the Company to the Bank pursuant to the terms of this Agreement; or (2) all interest and other payments to be made by the Company to the Bank pursuant to the terms of this Agreement will be effectively connected with the conduct by the Bank of a trade or business within the United States (within the meaning of Section 882 of the Code). Prior to the date of issuance of the Letter of

Credit and thereafter upon the request of the Company, the Bank agrees to furnish to the Company two copies of either
U.S. Internal Revenue Service Form 4224 or U.S. Internal
Revenue Service Form 1001 (wherein the Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest and other payments hereunder). In the event the Bank fails to provide an accurate Form 4224 or Form 1001 as required by this paragraph and which it is legally entitled to provide, the Company shall not be required to pay any additional amounts with respect to U.S. Federal income taxes to such Bank pursuant to this paragraph. Notwithstanding any other provisions of this Agreement and except in the event of a change in applicable law, the representations, warranties and obligations of the Bank set forth in this paragraph in respect of any interest in this Agreement or the Letter of Credit shall survive until the assignment, sale, payment or other disposition of such interest or the Letter of Credit.


                       ARTICLE III.

                   CONDITIONS PRECEDENT

          SECTION 3.01.  Conditions Precedent to Issuance of
                         -----------------------------------
the Letter of Credit.  The obligation of the Bank to issue
--------------------
the Letter of Credit is subject to the conditions precedent that the Bank shall have received on or before the date of the issuance of the Letter of Credit the following, each dated such date, in form and substance satisfactory to the
Bank:

               (a)  A copy of the Custodian Agreement, duly
     executed by the Company and the Trustee.

               (b)  A copy of the Indenture and each
     amendment thereto to the date hereof, in each case duly executed by the Issuer and the Trustee and certified by the Company as being a true and correct copy thereof.

               (c)  A copy of the Financing Agreement and
     each amendment thereto to the date hereof, in each case duly executed by the Issuer and the Company and certified by the Company as being a true and correct copy thereof.

               (d)  A copy of the Bond Purchase Agreement
     and each amendment thereto to the date hereof, in each case duly executed by all parties thereto and certified by the Company as being a true and correct copy thereof.

               (e)  Certified copies of the resolutions of
     the Board of Directors of the Company approving this Agreement, the Letter of Credit and the Custodian
     Agreement and the transactions contemplated hereby and thereby, and of all other documents evidencing any other necessary corporate action.

               (f)  An original (or a duplicate copy
     certified by the Company in a manner satisfactory to the Bank to be a true copy) of the application filed by the Company for the PSC Order and of each governmental action and regulatory approval (including, without limitation, the PSC Order and approvals or orders of the Issuer and the PSC) necessary for the Company to enter into this Agreement, the Letter of Credit and the Custodian Agreement and for the transactions contemplated hereby and thereby.

               (g)  A certificate of the Secretary or an
     Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by it hereunder.

               (h) A certificate from an authorized officer of the Trustee certifying that (i) all of the Bonds are currently outstanding, no Pledged Bonds are outstanding and the Trustee is not in default under any of the terms or provisions of the Indenture or any other Related Document to which it is a party, (ii) each of the Related Documents to which such Person is a party is in full force and effect and is the legal, valid and binding obligations of such Person and (iii) no litigation or proceeding is pending, or to his knowledge threatened, in respect of the Bonds, amounts payable thereunder, any Related Document or any other document or agreement delivered in connection therewith.

               (i) A certificate from an authorized officer of the Trustee certifying, in form and substance satisfactory to the Bank, that from and after the date of issuance of the Letter of Credit and the acceptance by the Trustee thereof to the date upon which the Letter of Credit expires or is otherwise cancelled, the Trustee will draw only on the Letter of Credit and will not draw on the Original Letter of Credit.

               (j)  A letter from Chapman and Cutler, Bond
     Counsel, addressed to the Bank and stating therein that the Bank may rely on the opinions of such firm delivered pursuant to Section 619 of the Indenture and pursuant to Section 3(c)(1) of the Bond Purchase
     Agreement.

               (k)  A letter from Best, Best & Krieger,
     Special Counsel to the Company, addressed to the Bank and stating therein that the Bank may rely on the opinion of such firm delivered pursuant to Section
     3(c)(1)(c) of the Bond Purchase Agreement.

               (l) A letter from Richard L. Hinckley, Esq., General Counsel to the Company, addressed to the Bank and stating therein that the Bank may rely on the opinion of M. Gene Matteucci delivered pursuant to
     Section 3(c)(1)(d) of the Bond Purchase Agreement.

               (m)  An opinion of Richard L. Hinckley, Esq.,
     General Counsel of the Company, in substantially the form of Exhibit C hereto and as to such other matters as the Bank may reasonably request.

               (n)  An opinion of Best, Best & Krieger,
     Special Counsel to the Company, in substantially the form of Exhibit D hereto and as to such other matters as the Bank may reasonably request.

               (o)  Receipt by the Bank from the Company of
     (i) the fees provided for in the Fee Letter which by its terms are due and payable on or prior to the issuance of the Letter of Credit, (ii) the letter of credit fee payable for the period from the effective date hereof to June 30, 1994 and (iii) receipt by White & Case as counsel to the Bank of its fees and expenses incurred to date on behalf of the Bank in connection with the negotiation and drafting of this Agreement and certain other documents.

               (p) Written evidence from Moody's and S&P to the effect that such Rating Agency reviewed the terms and provisions of the Letter of Credit and that the substitution of the Letter of Credit for the

     Original Letter of Credit will not by itself result in a reduction, withdrawal or suspension of its ratings of the Bonds.


          SECTION 3.02.  Additional Conditions Precedent to
                         ----------------------------------
Issuance of the Letter of Credit.  The obligation of the
--------------------------------
Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the date of the issuance of the Letter of Credit:

               (a)  The following statements shall be true
     and the Bank shall have received a certificate signed by a duly authorized representative of the Company, dated the date of such issuance, stating that:

                          (i) The representations
          and warranties contained in Section 4.01 of this Agreement are true and correct on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

                         (ii) No event has occurred and is
          continuing, or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both;

               (b)  The Bonds shall remain outstanding, and
     all legal matters incident to this Agreement and the Related Documents shall be satisfactory to counsel for the Bank; and

               (c)  The Bank shall have received such other
     approvals, opinions or documents as the Bank may reasonably request.

          SECTION 3.03.  Conditions Precedent to Each
                         ----------------------------
Advance.  The obligation of the Bank to make each Advance
-------
shall be subject to the conditions precedent that, on the date of such Advance, the following statements shall be true:

               (a)  The representations and warranties
     contained in Section 4.01 of this Agreement are true and correct on and as of the date of such Advance as though made on and as of such date; and

               (b) No event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

Unless the Company shall have previously advised the Bank in writing that one or more of the statements contained in clauses (a) and (b), above, is not true or will not be true on the date of such Advance, the Company shall be deemed to have represented and warranted, on and as of the date of such Advance, that the above statements are true.



                        ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of
                         ---------------------------------
the Company.  The Company hereby represents and warrants, as
-----------
follows:

               (a)  The Company is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the ownership of its properties and the conduct of its business makes such qualification necessary. The Company has all requisite power and authority to conduct its business as presently conducted and to own its properties.

               (b)  The execution, delivery and performance
by the Company of this Agreement and the Related Documents to which it is or is to be a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's charter or by-laws or (ii) law, rule, regulation, order, writ, judgment or similar restriction (including, without limitation, any order, rule or regulation of the PSC) or any contractual restriction binding on or affecting the Company, and do not result in or require the creation of any Lien (except as may be created under the Related Documents) upon or with respect to any of its properties.

               (c)  No authorization or approval or other
     action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or any Related Document to which the Company is or is to be a party, except for the PSC Order, which, on the date of the issuance of the Letter of Credit, has been duly obtained, is final and in full force and effect and has not been, is not and will not be the subject of appeal or reconsideration or other review.

               (d)  This Agreement is, and the Related
     Documents to which the Company is a party are, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. Each of the Related Documents is in full force and effect and no party to such agreements has contested or challenged the validity or enforceability thereof or refused to perform its obligations thereunder.

               (e)  The Bonds have been duly authorized,
     authenticated and issued and delivered, and are the legal, valid and binding obligations of the Issuer.
     All payments of principal and interest on the Bonds have been made on the due dates thereof and no Bonds are in default.

               (f)  The balance sheet (including the notes
     thereto) of the Company as at December 31, 1993 and the related statements of income and retained earnings of the Company for the fiscal year then ended, certified by Deloitte & Touche independent public accountants, in each case as set forth in the annual report of the Company contained in the Company's December 31, 1993 Report on Form 10-K as filed with the Securities and Exchange Commission, a copy of which has been furnished to the Bank, fairly present the financial condition of the Company as at such date and the results of the operations of the Company for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1993, there has been no material adverse change in the Company's financial condition, results of operations, business, properties, operations, or prospects.

               (g)  Except as disclosed in the Company's
     December 31, 1993 Report on Form 10-K as filed with the Securities and Exchange Commission, there is no pending or threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, which is likely to have a material adverse effect on the financial condition, results of operations, business, properties, operations, or prospects of the Company and its Subsidiaries, taken as a whole, and there has occurred no material adverse developments in any such action or proceeding so disclosed.

               (h)  No proceeds of any drawing under the
     Letter of Credit will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

               (i)  The Company is not engaged in the
     business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any drawing under the Letter of Credit will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

               (j) No Termination Event has occurred nor is reasonably expected to occur with respect to any Plan.

               (k)  Schedule B (Actuarial Information) to
     the 1992 annual report (Form 5500 Series) of the Company with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Bank, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

               (l)  Neither the Company nor any of its
     Affiliates has incurred, or reasonably expects to incur, any withdrawal liability under ERISA to any Multiemployer Plan.

               (m)  Neither the Company nor any of its
     Affiliates has incurred or reasonably expects to incur material liability under Title IV of ERISA or pursuant to Section 406, 409, 502(i), 502(l) or 515 of ERISA or
     Section 401(a)(29), 4971 or 4975 of the Code.

               (n)  The Company and each Subsidiary have
     filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that the Company or its Subsidiary is contesting in good faith and by appropriate legal proceedings and for which adequate reserves have been set aside on the books of the Company or such Subsidiary in accordance with generally accepted accounting principles.

               (o)  Neither the Company nor any of its
     Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the Related
     Documents to which it is, or is to be, a party.

               (p)  Except for information describing the
     Bank contained in the Preliminary Official Statement, the Official Statement or any other offering document relating to the Bonds, as to which no representation is made, such Official Statement, such Preliminary Official Statement and such other offering document was, and any supplement or amendment thereof shall be, accurate in all material respects for the purposes for which its use was or shall be authorized; and such Official Statement, Preliminary Official Statement and such other offering document as of its date did not, and any such supplement or amendment shall not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (q)  Environmental Compliance.  Except as set
               ------------------------
     forth in Schedule 4.01(q) hereto:

               (1)  the operations of the Company and of
          each of its Subsidiaries (including, without limitation, all operations and conditions at or in the facilities currently used by the Company and its Subsidiaries) comply in all material respects with all Environmental Laws;

               (2)  neither the Company nor any of its
          Subsidiaries has received (A) any notice or claim to the effect that it is or may be liable to any person as a result of the Release or threatened Release of any Hazardous Material or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec.
          9604) or comparable state laws, and to the best of the Company's knowledge, none of the operations of the Company or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any facility or at any other location;

               (3) the Company and each of its Subsidiaries and all of their respective facilities or operations are not subject to any outstanding written order or agreement with any governmental authority or private party respecting (A) any Environmental Law or (B) any Environmental Claim;

               (4)  neither the Company nor any of its
          Subsidiaries has any contingent obligation in connection with any Release of any Hazardous
          Material by the Company or any of its
          Subsidiaries;

               (5)  except in the ordinary course of its
          business and in compliance with all Environmental Laws, neither the Company nor any of its Subsidiaries nor any predecessor of the Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or disposal of any Hazardous Material at any facility, and none of the Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent or of any other Hazardous Material;

               (6)  no Hazardous Material exists on, under
          or around any facility in a manner that could give rise to an Environmental Claim resulting in a material adverse effect on the financial condition or operations of the Company, and neither the Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that could give rise to an Environmental Claim resulting in a material adverse effect on the financial condition or operations of the Company;

               (7)  neither the Company nor any of its
          Subsidiaries (nor any of their respective predecessors) has disposed of any Hazardous
          Material in a manner that may give rise to an Environmental Claim resulting in a material adverse effect on the financial condition or operations of the Company; and

               (8)  neither the Company nor any of its
          Subsidiaries maintains any underground storage tanks or surface impoundments in a manner that may give rise to an Evironmental Claim resulting in a material adverse effect on the the financial condition or operations of the Company.


                        ARTICLE V.

                 COVENANTS OF THE COMPANY

          SECTION 5.01.  Affirmative Covenants.  So long as
                         ---------------------
(i) the Commitment Termination Date has not yet occurred,
(ii) any drawing is available under the Letter of Credit, or
(iii) the Company shall have any obligation to pay any amount to the Bank hereunder, the Company will, unless the Bank shall otherwise consent in writing:

               (a)  Compliance with Laws, Etc.  Comply, and
                    -------------------------
     cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent that any such noncompliance would not, individually or in the aggregate, materially adversely affect the financial condition, results of operations, operations, business or credit of the Company or its ability to perform its obligations hereunder or under any Related Document to which it is or is to be a party.

               (b)  Visitation Rights.  At any reasonable
                    -----------------
     time and from time to time, permit the Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries, with any of their respective officers or directors or with the independent auditors of the Company.

               (c)  Intentionally Omitted.
                    ---------------------

               (d)  Certain Covenants in Principal Facility.
                    ---------------------------------------
     Comply with each of the agreements, covenants and obligations imposed on it pursuant to Sections 6.08,
     6.11 and 6.12 of the Principal Facility as the provisions of such Sections 6.08, 6.11 and 6.12 are incorporated herein pursuant to the following sentence. For purposes of this Agreement, Sections 6.08, 6.11 and
     6.12 of the Principal Facility (together with all definitions contained in the Principal Facility relating to defined terms used therein and not otherwise defined herein) are hereby incorporated into this Section 5.01(d) as if such Sections were separately restated herein and references to such Sections in this Agreement shall be to such Sections as so incorporated; provided that (i) in the event of any
                      --------
     modification or amendment of such incorporated Sections of the Principal Facility such Sections as incorporated herein shall be deemed amended herein without any action by any party to reflect such modification or amendment, (ii) notwithstanding any termination or cancellation of the Principal Facility, Sections 6.11 and 6.12, as incorporated herein, shall remain effective and binding upon the Company hereunder and
     (iii) upon any termination or cancellation of the Principal Facility, this Section 5.01(d) shall be deemed amended without any action by any party to delete all references to Section 6.08 as incorporated herein; provided, however, that notwithstanding clause
             -----------------
     (iii) above, in the event that (x) at the time of such termination or cancellation the Company is the borrower under any other agreement providing for indebtedness of the Company which contains any restriction on the

     Company's ability to pledge or encumber of any of its assets or properties, or (y) at any time after such termination or cancellation the Company becomes a borrower under such an agreement with such a restriction, then, in either case, such restrictions contained in such agreements shall be deemed incorporated in this Section 5.01(d) without any action by any party in place of the references to such Section
     6.08 with the effect that such restrictions shall be incorporated herein without any action by any party.
     To the extent that any such incorporated provisions are inconsistent with each other or with any other provision of this Agreement, then the Bank, by written notice to the Company and in the Bank's sole discretion, may designate the restriction which shall be binding on the Company.

               (e)  Reporting Requirements.  Furnish to the
                    ----------------------
     Bank the following:

                   (i) as soon as possible and in any event within five Business Days after the occurrence of each Event of Default and each event which, with the giving of notice, lapse of time, or both, would constitute any such Event of Default, the statement of an authorized representative of the Company setting forth details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

                   (ii) as soon as available and in any
          event within 45 days after the close of each of the first three quarters in each fiscal year of the Company:

                         (A)  an unaudited balance
               sheet of the Company as at the end of such quarter and statements of income and retained earnings of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, fairly presenting the financial condition of the Company as at such date and the results of operations of the Company for such period and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer (or the designee of such officer) of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied (it being understood and agreed that the delivery by the Company to the Bank within such 45 day period of the Company's Quarterly Report on Form 10-Q for such quarter, as filed with the Securities and Exchange Commission, containing such balance sheet and statements shall be deemed to satisfy the requirements of this subparagraph (A)); and

                          (B)  a certificate of the chief
               financial officer (or the designee of such officer) of the Company setting forth the calculation of the ratios contemplated by this Agreement, as of the date of the most recent financial statements accompanying such certificate, to show the Company's compliance with or the status of the financial covenants, agreements, representations and warranties contained herein, and a certificate of such officer (or such designee) stating whether he or she has any knowledge of the occurrence at any time prior to the date of such certificate of any Event of Default not previously reported pursuant to the provisions of paragraph (i) of this subsection (e), or of the occurrence at any time prior to such date of any event, except events previously reported pursuant to the provisions of paragraph (i) of this subsection (e) and remedied, which, with notice or lapse of time, or both, would constitute an Event of Default and, if so, setting forth the details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

                    (iii) (A)  as soon as available and in
           any event within 90 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company, containing financial statements for such year certified in a manner acceptable to the Bank by Deloitte & Touche or other independent public accountants acceptable to the Bank (it being understood and agreed that the delivery by the Company to the Bank within such 90 day period of the Company's Annual Report on Form 10-K for such year, as filed with the Securities and Exchange Commission, containing such financial statements shall be deemed to satisfy the requirements of this subparagraph
          (A)), and (B) a certificate of the chief financial officer (or the designee of such officer) of the Company stating whether he or she has any knowledge of the occurrence at any time prior to the date of such certificate of any Event of Default not previously reported pursuant to the provisions of paragraph (i) of this subsection
          (e), or of the occurrence at any time prior to such date of any such event, except events previously reported pursuant to the provisions of paragraph (i) of this subsection (e) and remedied, which, with notice or lapse of time, or both, would constitute an Event of Default and, if so, setting forth the details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

                    (iv) promptly after the sending or
          filing thereof, (A) copies of all reports which the Company sends to its securityholders (other than to employees of the Company concerning stock option plans, dividend investment plans and other similar reports) and (B) copies of all reports which the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                    (v) as soon as possible and in any event
          (i) within 30 days after the Company or any Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (ii) within ten days after the Company or any Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer (or the designee of such officer) of the Company describing such Termination Event and the action, if any, which the Company or such Affiliate proposes to take with respect thereto;

                    (vi) promptly and in any event within
          two Business Days after receipt thereof by the Company or any Affiliate from the PBGC, copies of each notice received by the Company or any such Affiliate concerning the PBGC's possible intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                    (vii) promptly and in any event within
          ten Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan which is a pension plan (other than a Multiemployer Plan) maintained or contributed to for employees of the Company or any Affiliate, which provides payments at, or defers receipt of payment until, retirement and is subject to Title
          IV of ERISA;

                    (viii) promptly and in any event within
          ten Business Days after receipt thereof by the Company or any Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any Affiliate concerning (A) the imposition of withdrawal liability by a Multiemployer Plan pursuant to Section 4202 of ERISA, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Company or any Affiliate in connection with any event described in clause (A), (B) or (C), above;

                    (ix) promptly and in any event within
          two Business Days after the Company or any Affiliate knows or has reason to know that it has incurred or could reasonably expect to incur material liability under Title IV of ERISA or pursuant to Section 406, 409, 502(i), 502(l) or
          515 of ERISA or Section 401(a)(29), 4971 or 4975
          of the Code;

                    (x)  promptly and in each case within
          five Business Days following the effectiveness thereof, copies of each amendment, waiver, consent or other modification to the Principal Facility or to any other agreement from which provisions have been incorporated herein pursuant to Section 5.01(d) hereof; and

                    (xi) such other information respecting
          the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Bank may from time to time reasonably request.

               (f)  Maintenance of Insurance.  Maintain, and
                    ------------------------
     cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates and, upon the written request of the Bank, (1) deliver to the Bank a certificate of an authorized representative of the Company specifying the details of such insurance in effect or (2) cause its insurance agent to deliver to the Bank a certificate specifying the details of such insurance in effect.

               (g)  Preservation of Corporate Existence, Etc.
                    ----------------------------------------
     Except to the extent not prohibited by Section
     5.02(c), preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), franchises and, to the extent required in connection with its operations, foreign qualifications.

               (h)  Keeping of Books.  Keep, and cause each
                    ----------------
     of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

               (i)  Maintenance of Properties, Etc.
                    -------------------------------
     Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (j)  Performance and Compliance with Other
                    -------------------------------------
     Covenants.  Perform and comply with each of the
     ---------
     covenants to be performed by the Company, as set forth in Articles II, III, IV, V, VI and VII of the Financing Agreement, without giving effect to any subsequent amendment, modification or termination thereof after the date hereof, unless such amendment, modification, or termination was consented to by the Bank.

               (k)  Accounting Method.  Continue to account
                    -----------------
     for its Subsidiaries according to the equity method of accounting.

          SECTION 5.02.  Negative Covenants.  So long as (i)
                         ------------------
the Commitment Termination Date has not yet occurred, (ii) any drawing is available under the Letter of Credit, or
(iii) the Company shall have any obligation to pay any amount to the Bank hereunder, the Company will not, without the written consent of the Bank:

               (a)  Intentionally Omitted.
                    ---------------------

               (b)  Sales, Etc. of Assets.  Sell, lease,
                    ---------------------
     transfer or otherwise dispose of, directly or indirectly, whether in one transaction or in a series of transactions, all or any substantial part of the assets of the Company or any of its Subsidiaries, including, without limitation, all or substantially all assets constituting the business of a division, branch or other unit operation, except in the ordinary course of business as presently conducted or in a transaction not prohibited by subsection (c) below.

               (c)  Mergers, Etc.  Merge or consolidate with
                    ------------
     or into, or acquire all of the assets of, any other
     Person, except that (i) any Subsidiary may merge or consolidate with or into, or acquire assets from, any other Subsidiary, (ii) any Subsidiary may merge into the Company and (iii) the Company may merge with or into, and any Subsidiary may merge or consolidate with or into, any other Person; provided, however, that (A) in the case of any such merger, consolidation or acquisition, both immediately before and after giving effect thereto, no Event of Default or event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing, (B) in the case of any consolidation referred to in clause (i) or (iii), above, the corporation formed by such consolidation shall be a Subsidiary of the Company, and (C) in the case of any merger to which the Company is a party, either the Company is the surviving corporation or the corporation into which the Company shall be merged shall (1) assume the Company's obligations under this Agreement and the Related Documents to which it is, or is to be, a party in a writing in form and substance satisfactory to the Bank, (2) demonstrate to the satisfaction of the Bank compliance with the covenants set forth in Section 5.01(d), above, calculated on a pro forma basis as of the last day of the immediately preceding fiscal quarter and giving effect to such merger as if such corporation were the Company and the Company were its Subsidiary and (3) enter into written amendment to this Agreement in form and substance satisfactory to the Bank for the purpose of conforming, as closely as possible, the substance of Articles III through VI of this Agreement to the corporate structure of such corporation and its Subsidiaries after giving effect to such merger.

               (d)  Related Documents.  Amend or modify any
                    -----------------
     Related Document to which the Company is or is to be a party or consent to any amendment or modification of any Related
     Document to which the Company is not or is not to be a party.

               (e)  Compliance with ERISA.  (i) Terminate,
                    ---------------------
     or permit any Affiliate to terminate, any Plan so as to result in any material (in the opinion of the Bank) liability of the Company, or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Bank) risk of a Plan termination by the PBGC.


                        ARTICLE VI.

                     EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  The occurrence
                         -----------------
of any of the following events shall be an "Event of Default" hereunder:

               (a) The Company shall fail to pay any amount payable under any provision of Article II when due; or

               (b)  Any representation or warranty made, or
     deemed made, by the Company herein or by the Company (or any of its officers) in connection with this Agreement or any of the Related Documents shall prove to have been incorrect in any material respect when made or deemed made; or

               (c)  The Company shall fail to perform or
     observe any of its covenants and agreements contained in
     Section 5.02 hereof; or

               (d)  The Company shall fail to perform or
     observe any other covenant or agreement contained in this Agreement, the Pledge Agreement or the Custodian Agreement and, in any such case, such failure shall continue for ten Business Days after written notice thereof from the Bank to the Company; or

               (e)  The Company or any of its Subsidiaries
     shall fail to pay any Debt (excluding Debt under this Agreement) of the Company or such Subsidiary (as the case may be), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other default or event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

               (f)  A judgment or order for the payment of
     money in excess of $5,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (g)  Any approval of the PSC (including the
     PSC Order) or any governmental body, public board or public body related to this Agreement or the Custodian Agreement shall be modified, rescinded, revoked or set aside or otherwise cease to remain in full force and effect or shall otherwise not authorize the entirety of the Advances and other amounts outstanding hereunder; or

               (h)  Any provision of this Agreement or the
     Custodian Agreement shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be denied or contested by the Company, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over the Company seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that it has any further liability or obligation thereunder; or

               (i)  Any "Event of Default" under and as
     defined in the Financing Agreement or the Indenture shall have occurred and be continuing; or

               (j)  Any Termination Event with respect to a
     Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Company by the Bank, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $10,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the Company's or any Affiliate's withdrawing employer's proportionate share of such excess shall exceed such amount); or

               (k)  The Company or any of its Affiliates as
     employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an aggregate amount exceeding $10,000,000; or

               (l)  The Company or any of its Affiliates
     shall incur liability in an aggregate amount exceeding $10,000,000 pursuant to any one or more of Title IV of ERISA or pursuant to Section 406, 409, 502(i), 502(l) or 515 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code; or

               (m)  The Company or any of its Subsidiaries
     shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (m); or

               (n) Any event which materially and adversely affects the financial condition or results of operations of the Company or the ability of the Company to observe and perform the terms of this Agreement or any Related Document to which the Company is or is to be a party shall have occurred and be continuing.

          SECTION 6.02.  Upon an Event of Default.  If any
                         ------------------------
Event of Default shall have occurred and be continuing, the Bank may (i) if the Letter of Credit shall not have been issued, by notice to the Company declare the Commitment to be terminated, whereupon the same shall forthwith terminate,
(ii) if the Letter of Credit shall have been issued, either notify the Trustee of such Event of Default and direct that the Trustee declare the mandatory purchase of all Bonds then outstanding pursuant to Section 402(d) of the Indenture or accelerate the Bonds pursuant to Section 902 of the Indenture, or notify the Trustee of such Event of Default and of the Bank's determination to terminate the Letter of Credit on the 18th business day (as defined in the Indenture) following the Trustee's receipt of such notice, and, in either case, provide a copy of such notice to the Company and the Issuer, (iii) if the Bank shall have directed the Trustee to declare the mandatory purchase of all Bonds under Section 402(d) of the Indenture pursuant to the immediately preceding clause (ii), in a subsequent notice to the Trustee, notify the Trustee of the Bank's determination to terminate the Letter of Credit on the 18th business day (as defined in the Letter of Credit) following the Trustee's receipt of such notice, (iv) if the Letter of Credit shall have been issued and a drawing to pay interest on the Bonds shall have been made thereunder (other than such a drawing in respect of the payment of interest upon scheduled or accelerated maturity, or redemption, of the Bonds), notify the Trustee prior to the sixteenth day following such drawing that the Interest Component (as defined in the Letter of Credit) in the amount of such drawing will not be reinstated, (v) declare the Advances and all other principal amounts outstanding hereunder, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon the Advances and all other principal amounts outstanding hereunder, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and (vi) exercise in respect of the Pledged Bonds, in addition to other rights and remedies provided for herein or in the Custodian Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time; provided, however, that in the event of an actual or
      --------  -------
deemed entry of an order for relief with respect to the Company or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the Commitment and the obligation of the Bank to make Advances shall automatically be terminated, and (B) the Advances and all amounts reimbursable on demand pursuant to Section 2.04, all interest accrued and unpaid thereon and all other amounts payable hereunder shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                       ARTICLE VII.

                       MISCELLANEOUS

          SECTION 7.01.  Amendments, Etc.  No amendment or
                         ---------------
waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 7.02.  Notices, Etc.  All notices and
                         ------------
other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telexed, telegraphed or delivered, if to the Company, to it at its address at 6226 West Sahara Avenue, P.O. Box 230, Las Vegas, Nevada 89151, Attention: Mr. Richard C. Schmalz, Director, Treasury, telecopy no. (702) 367-5864; and if to the Bank, to it at its address at 2029 Century Park East, Suite 2900, Los Angeles, California 90067, Attention: Mr. George Chen, telecopy number (310) 551-1537; or, as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied or telegraphed, be effective when deposited in the mails or sent by telecopy or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank.

          SECTION 7.03.  No Waiver; Remedies.  No failure on
                         -------------------
the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 7.04.  Right of Set-off.  (a) Upon the
                         ----------------
occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     (b) The Bank agrees promptly to notify the Company after any such set-off and application referred to in subsection (a) above; provided that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION 7.05.  Indemnification.  The Company
                         ---------------
hereby indemnifies and holds the Bank, its officers, directors, employees and agents harmless from and against any and all claims, damages, losses, liabilities, costs and expenses which the Bank may incur or which may be claimed against the Bank, its officers, directors, employees and agents by any Person:

               (a)  by reason of or in connection with the
     execution, delivery or performance of, or the sale or resale of, the Bonds including those resulting from any misstatement in or omission from any official statement or other offering document or supplement thereto relating to the Bonds (except any misstatement in or omission resulting from information furnished in writing by the Bank expressly for inclusion in such offering documents), the Indenture, or the Financing Agreement, or any transaction contemplated by the Indenture or the Financing Agreement, other than as specified in subsection (b) below; or

               (b)  by reason of or in connection with the
     execution and delivery, transfer or use of the proceeds of, or payment or failure to make payment under, the Letter of Credit; provided, however, that the Company shall not be
             -----------------
     required to indemnify the Bank pursuant to this Section 7.05(b) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit are genuine or comply with the terms of the Letter of Credit or (ii) the Bank's willful or grossly negligent failure to make lawful payment under the Letter of Credit after the presentation to it by the Trustee under the Indenture of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit.

               (c) The Company will also indemnify and hold harmless the Bank from and against all losses and reasonable costs or expenses which the Bank may incur by reason of either (i) any failure of the Remarketing Agent to pay when due the purchase price of any Bond for which the Remarketing Agent has given the notice referred to in paragraph (1) of
     Exhibit 4 of the Letter of Credit and/or (ii) any failure by the Trustee promptly to turn over to the Bank in accordance with the provisions of the Indenture the proceeds from the sale of any such Bond received from the Remarketing Agent. The Company shall pay to the Bank any such amounts not paid by the Remarketing Agent or the Trustee, as the case may be, upon demand.

Nothing in this Section 7.05 is intended to limit the Company's obligations contained in Article II. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 7.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letter of Credit.

          SECTION 7.06.  Bank Not Liable.  (a)  The Company
                         ---------------
assumes all risks of the acts or omissions of the Trustee,
the Remarketing Agent and any beneficiary or transferee of
the Letter of Credit with respect to its use of the Letter
of Credit.  Neither the Bank nor any of its officers,
directors, employees or agents shall be liable or
responsible for:  (a) the use which may be made of the
Letter of Credit or any acts or omissions of the Trustee and any other beneficiary or transferee in connection therewith;
(b) the validity, sufficiency or genuineness of documents,
or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents
to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit,
except that the Company shall have a claim against the Bank,
------
and the Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit are genuine or comply with the terms of the Letter of Credit or (ii) the Bank's willful or grossly negligent failure to make lawful payment under the Letter of Credit after the presentation to it by the Trustee under the Indenture of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept original or facsimile (including telecopy) sight drafts and accompanying certificates presented under the Letter of Credit that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (b) The Bank shall not have any liability to the Company, and the obligations of the Company under this Agreement shall not be affected by (1) the form, sufficiency, correctness, validity, genuineness and legal effect of any drafts, demands and other documents, instruments and other papers relating thereto, (2) the good faith and acts of any Person, (3) the existence, form, sufficiency and breach of contracts of any nature whatsoever, including the Related Documents, (4) the solvency, standing and responsibility of any Person, (5) any delay in giving or failure to give any notice, demand or protest, (6) failure of any Person to comply with the terms of the Letter of Credit, (7) errors, omissions or delays in or nondelivery of any message, however sent, and (8) any other error, neglect or omission, except as provided in the last sentence of paragraph (a) of this Section.

          (c) The Bank shall not have any liability to the Company for, and the Company waives any right to object to, payment made under the Letter of Credit against a demand varying in punctuation, capitalization, spelling or similar matters of form. The determination whether a demand has been made before the expiration of the Letter of Credit and whether a demand is in proper and sufficient form for compliance with the Letter of Credit shall be made by the Bank in its sole discretion, which determination shall be conclusive and binding upon the Company except as otherwise expressly provided in this Agreement.

          SECTION 7.07.  Costs, Expenses and Taxes.  The
                         -------------------------
Company agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration (including any amendment or waiver) of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement and such other documents which may be delivered in connection with this Agreement and all costs and expenses (including counsel fees and expenses) in connection with (i) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and such other documents which may be delivered in connection with this Agreement or
(ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the Letter of Credit or any of such other documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 7.08.  Binding Effect.  This Agreement
                         --------------
shall become effective when it shall have been executed and delivered by the Company and the Bank and thereafter shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

          SECTION 7.09.  Severability.  Any provision of
                         ------------
this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          SECTION 7.10.  Governing Law; Submission to
                         ----------------------------
Jurisdiction; etc.  This Agreement shall be governed by, and
------------------
construed in accordance with, the laws of the State of

California. Any action or proceeding arising out of or relating to this Agreement or the Letter of Credit shall be heard and determined in an appropriate state or federal court in the State of California. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Company also irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to the Company at its address provided in Section 7.02. The Company agrees that a final judgment not stayed in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 7.10 shall be by certified mail, return receipt requested. Nothing in this Section 7.10 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any suit, action or proceeding against the Company or its property in the courts of any other jurisdiction.

          SECTION 7.11.  Headings.  Section headings in this
                         --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          SECTION 7.12.  Counterparts.  This Agreement may
                         ------------
be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 7.13.  Waiver of Jury Trial.  EACH PARTY
                         --------------------
HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. THE PARTIES HERETO (a) CERTIFY THAT NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGE THAT THEY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

          SECTION 7.14.  Assignment and Participation.  (a)
                         ----------------------------
The Bank may with the consent of the Company (which consent may not be unreasonably withheld) assign to one or more financial institutions all, or a proportional part of all, of its rights and obligations under this Agreement, as such assignee shall assume such rights and obligations. Upon any such assignment the assignee shall become a party to this Agreement, shall be a "Bank" hereunder and shall be entitled to all of the rights and benefits hereunder (including, without limitation, the rights set forth in Sections 2.07, 2.08, 2.14, 7.04, 7.05 and 7.07).

          (b) The Bank may, with the consent of the Company (which consent may not be unreasonably withheld), sell participations to one or more banks or other financial institutions (each a "Participant") in all or a portion of its rights and obligations under this Agreement; provided,
                                                 --------
however, (a) the Bank's obligations under this Agreement
-------
shall remain unchanged, (b) the Bank shall remain solely responsible to the Company for the performance of such obligations, (c) except as expressly set forth herein, any such Participant shall be entitled to the benefit of the cost and fee protection and indemnification provisions contained in Sections 2.07, 2.08, 2.14, 7.04, 7.05 and 7.07 to the same extent as if the Participant were the Bank hereunder, and (d) the Trustee and the Issuer shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the Related Documents and the Bank shall retain the sole right to approve any amendment, modification or waiver of any provisions of this Agreement or any Related Document (other than amendments, modifications, releases or waivers with respect to any amounts payable hereunder or the amount of principal of or the rate at which interest is payable hereunder or the dates fixed for payments of interest or fees, or the termination of, or any change to the Stated Amount).

          (c) The Bank may disclose to any assignee or Participant or proposed assignee or Participant any information that the Company has delivered or is required to deliver to the Bank pursuant to this Agreement or the other
Related Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized representatives as of the date first above written.

                                   NEVADA POWER COMPANY


                                   By    RICHARD C. SCHMALZ
                                     --------------------------
                                     Title:  Director, Treasury



                                   SOCIETE GENERALE, LOS ANGELES
                                   BRANCH


                                   By
                                     -----------------------
                                     Title:

                                   NEVADA POWER COMPANY


                                   By
                                     --------------------------
                                     Title:



                                   SOCIETE GENERALE, LOS ANGELES
                                   BRANCH


                                   By      GEORGE CHEN
                                     -----------------------
                                     Title:  V. P.

                     Schedule 4.01(q)

                [Environmental Disclosure]

                                                  EXHIBIT A



                  FORM OF LETTER OF CREDIT
                  ------------------------


                IRREVOCABLE LETTER OF CREDIT
                   NO.
                       ------------------


                  [Issuance date of the Letter of Credit]



United States Trust Company
  of New York
45 Wall Street
New York, New York 10005
Attention: Corporate Trust Administration



Dear Sir or Madam:

          We hereby establish, at the request and for the account of Nevada Power Company (the "Company"), in your favor, as Trustee under the Indenture of Trust, dated as of April 1, 1989 (the "Indenture"), by and between Clark County, Nevada (the "Issuer") and you, as Trustee, pursuant to which $60,000,000 in aggregate principal amount of the Issuer's Floating Rate Weekly Demand Industrial Revenue Bonds (Nevada Power Company Project), Series 1989A (the "Bonds"), are being issued, our Irrevocable Letter of Credit
No                    in the amount of $61,602,740 (subject
    -----------------
to reduction and reinstatement as provided below).

          (1)  Cancellation Date.  This Letter of Credit
               -----------------
shall expire on the earliest to occur of (i) [April   ,
                                                    --
1997] (the "Stated Termination Date"), 1/ (ii) the date upon
                                       -
which we honor a draft accompanying a written and completed certificate signed by you in substantially the form of
Exhibit 1 or Exhibit 3 attached hereto, and stating therein that such draft is the final draft to be drawn


---------------------
1/     Insert date of third anniversary of date of issuance.
-
under this Letter of Credit and that, upon the honoring of such draft, this Letter of Credit will expire in accordance with its terms, (iii) the date upon which we receive a written certificate signed by you and stating therein that no Bonds are "outstanding" under the Indenture, (iv) on the second business day (as hereinafter defined) following the effective date of the conversion of the Bonds to a "Fixed
Rate" pursuant to Section 202(d) and (f) of the Indenture,
(v) the 18th business day following your having received a notice from us that we are terminating this Letter of Credit pursuant to Section 402(d) of the Indenture in connection with the occurrence of an Event of Default under the Reimbursement Agreement (as defined in paragraph (5), below) and (vi) the date upon which we receive a written certificate signed by you and stating therein that an "Alternate Credit Facility" has been provided under the Indenture (such earliest date being the "Cancellation
Date").

          As used herein, "business day" shall mean any day on which banks are not required or authorized by law to close in New York City or Los Angeles, California and on which the New York Stock Exchange is not closed and, for purposes of clauses (iv) and (v) of the immediately preceding paragraph, the location of your office specified above or the principal corporate trust office designated to us in a certificate substantially in form set forth in
Exhibit 5 by any transferee who has succeeded you as Trustee under the Indenture.

          (2)  Principal and Interest Components.  The
               ---------------------------------
aggregate amount which may be drawn under this Letter of Credit, subject to reductions in amount and reinstatement as provided below, is $61,602,740 (Sixty One Million Six Hundred-Two Thousand Seven Hundred Forty Dollars), of which the aggregate amounts set forth below may be drawn as indicated.

                           (i)     An aggregate amount not
          exceeding $60,000,000 (Sixty Million Dollars), as such amount may be reduced and restored as provided below, may be drawn in respect of payment of principal (whether upon scheduled or accelerated maturity, or upon redemption) of the Bonds or the portion of the purchase price of Bonds corresponding to principal (the "Principal Component").

                          (ii)     An aggregate amount not
          exceeding $1,602,740 (One Million Six Hundred Two Thousand Seven Hundred Forty Dollars), as such amount may be reduced and restored as provided below, may be drawn in respect of payment of interest on the Bonds or the portion of the purchase price of Bonds corresponding to interest, but not more than an amount equal to accrued interest on the Bonds for the period of 65 days immediately preceding the date of such drawing at a maximum rate of fifteen percent (15%) per annum calculated on the basis of a year of 365 days (the "Interest Component").

          (3)  Drawings.  Funds under this Letter of Credit
               --------
are available to you against (i) your draft payable on the date such draft is drawn on us, stating on its face: "Drawn
under Irrevocable Letter of Credit No.             , dated
                                       ------------
[April   , 1994]", and (ii) the appropriate certificate
       --
specified below, duly executed by you and appropriately completed.


                                 Exhibit Setting Forth
   Type of Drawing           Form of Certificate Required
   ---------------           ----------------------------

 Drawing in respect of                 Exhibit 1
 regularly scheduled
 interest payment or
 payment of principal of
 and interest on the Bonds
 upon scheduled or
 accelerated maturity

 Tender Drawing (as                    Exhibit 2
 hereinafter defined)

 Redemption/Mandatory                  Exhibit 3
 Purchase Drawing (as
 hereinafter defined)


          Drafts and certificates hereunder shall be dated the date of presentation and shall be presented to Societe Generale, Los Angeles Branch, Letter of Credit Department,
Attention: Ms. Minerva Arvisu, 2029 Century Park East, Suite 2900, Los Angeles, California 90067 (or at such other office as we may designate by written notice to you) or by facsimile transmission received by us at the following telephone number: (310) 203-0539 (or at such other telephone number as we may designate by written notice to you) subsequently confirmed in writing. If we receive your draft(s) and certificate(s) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, at or before 9:00 a.m. (Los Angeles time), on a business day on or before the Cancellation Date, we will honor such draft(s) at or before 12:00 noon (Los Angeles time) on the same business day to your order in accordance with your payment instructions; and draft(s) so received following 9:00 a.m. (Los Angeles time) will be so honored at or before 10:00 a.m. (Los Angeles time) on the next business day (notwithstanding that such prior business day may have been the Cancellation Date). If you request, by written notice to us delivered in a timely fashion, payment under this Letter of Credit will be made by wire transfer of federal funds to your account with any bank that is a member of the Federal Reserve System, or by deposit of immediately available funds into a designated account that you maintain with us. All payments made by us under this Letter of Credit will be made with our own funds and not with any funds of the Company or the Issuer.

          (4)  Reductions.  The Principal Component and the
               ----------
Interest Component shall be reduced immediately following our honoring any draft drawn hereunder (i) to pay principal of, or interest on, the Bonds or to pay the purchase price of Bonds that are subject to mandatory purchase by the Company pursuant to Section 402(a), (b) or (c) of the Indenture (any such drawing in respect of the payment of principal of and interest, if any, on the Bonds upon redemption of the Bonds in whole or in part or the purchase price of Bonds that are so subject to mandatory purchase by the Company being a "Redemption/Mandatory Purchase Drawing"), or (ii) to pay the purchase price of Bonds that are (A) purchased pursuant to an election by the holders thereof pursuant to Section 401 of the Indenture or (B) subject to mandatory purchase by the Company pursuant to
Section 402(d) of the Indenture (any such drawing in respect of the circumstances referred to in this clause (ii) being a "Tender Drawing"), in each case by an amount equal to the respective component of the amount of such draft.

          (5)  Reinstatement.  On the sixteenth day
               -------------
following each drawing hereunder to pay interest on the
Bonds (other than a drawing in respect of the interest
component of a Tender Drawing or a Redemption/Mandatory
Purchase Drawing), the amount so drawn shall be reinstated
to the Interest Component, unless you shall have
theretofore received written notice from us that we will not reinstate this Letter of Credit in the amount of such drawing because (i) we have not been reimbursed in full by the Company for the amount of such drawing, together with interest, if any, owing thereon pursuant to the Letter of Credit and
Reimbursement Agreement, dated as of [April   , 1994] (the
                                            --
"Reimbursement Agreement"), between the Company and us, or
(ii) an Event of Default under the Reimbursement Agreement
has occurred and is then continuing; provided, however, that
                                     -----------------
we shall not be entitled to give any such notice in the event that, pursuant to our direction, you shall be required to give notice of mandatory purchase of the Bonds in accordance with Section 402 of the Indenture.

          Immediately upon our notice to you by hand delivery or facsimile transmission in the form set forth in
Exhibit 4 hereto that (a) we have been reimbursed by or for the account of Company in respect of any Tender Drawing, together with interest, if any, owing thereon pursuant to the Reimbursement Agreement, the amounts of which we notify you we have been reimbursed in respect of such Tender
Drawing shall be reinstated to the Principal Component and the Interest Component, as specified in such notice, or (b) that we have received notice from a person stating therein that he or she is a representative of the "Remarketing
Agent" referred to in the Indenture and that such Remarketing Agent has found a purchaser to whom it can remarket Bonds pledged to us in connection with a Tender
Drawing for a purchase price sufficient, when added to amounts, if any, theretofore reimbursed to us by or for the account of the Company in respect of the purchase price of such Bonds paid by us as part of such Tender Drawing and interest, if any, owing thereon pursuant to the Reimbursement Agreement, to reimburse us in full for such purchase price theretofore paid by us and such interest, if any, the Principal Component and the Interest Component shall be reinstated to the extent of the principal and interest components of the purchase price of such Bonds as specified in such notice.

          (6)  Notices.  Communications with respect to this
               -------
Letter of Credit shall be in writing and shall be addressed to us at 2029 Century Park East, Suite 2900, Los Angeles, California 90067, Attention: Ms. Minerva Arvisu (or at such other office as we may designate by written notice to you) or by facsimile transmission received by us at the following telephone number: (310) 203-0539 (or at such other telephone number as we may designate by written notice to you) specifically referring to the number of this Letter of Credit.

          (7)  Transfer.  This Letter of Credit is
               --------
transferable in its entirety (but not in part) to any transferee who has succeeded you as Trustee under the Indenture and may be successively so transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in form set forth in Exhibit 5.

          (8)  Governing Laws, Etc.  This Letter of Credit
               --------------------
shall be governed by and construed in accordance with the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds, the Indenture and the Reimbursement Agreement), except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts. Whenever and wherever the terms of this Letter of Credit shall refer to the purpose of a draft hereunder, or the provisions of any agreement or document pursuant to which such draft may be presented hereunder, such purpose or provisions shall be conclusively determined by reference to the certificate accompanying such draft; in furtherance of this sentence, whether any drawing is in respect of payment of regularly scheduled interest on the Bonds or of principal of or interest on the Bonds upon scheduled or accelerated maturity or is a Tender Drawing or a Redemption/Mandatory Purchase Drawing shall be conclusively determined by reference to the certificate accompanying such drawing.

                                   Very truly yours,

                                   SOCIETE GENERALE, LOS ANGELES
                                   BRANCH


                                   By
                                     -----------------------
                                     Title:

                                            EXHIBIT 1
                                    TO THE LETTER OF CREDIT



            CERTIFICATE FOR DRAWING IN RESPECT OF
           REGULARLY SCHEDULED INTEREST PAYMENT OR
         PAYMENT OF PRINCIPAL OF AND INTEREST ON THE
        BONDS UPON SCHEDULED OR ACCELERATED MATURITY
                        OF THE BONDS



          The undersigned, a duly authorized officer of United States Trust Company of New York (the "Trustee"), hereby certifies as follows to Societe Generale, Los Angeles Branch (the "Bank"), with reference to Irrevocable Letter of
Credit No.                 (the "Letter of Credit") issued
           ---------------
by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1)  The Trustee is the Trustee under the
Indenture for the holders of the Bonds.

          (2) The Trustee is making a drawing under the Letter of Credit in respect of [a regularly scheduled interest payment]2/ [the payment of principal of and interest
                 -
on the Bonds upon the scheduled or accelerated maturity of the Bonds]3/ in accordance with Section 605 of the Indenture.
          -
Such Bonds are not registered in the name of the Company and are not held or required to be held by the Trustee for the account of the Company pursuant to the Indenture.

          (3) The respective amounts of principal of and interest on the Bonds which are due and payable (or which have been declared to be due and payable) and with respect to the payment of which the Trustee does not have available amounts that, pursuant to Section 604 of the Indenture, are to be applied to such payment prior to moneys drawn under


--------------------
2/     To be used for regularly scheduled interest payments.
-

3/     To be used upon scheduled or accelerated maturity of
-
the Bonds.

the Letter of Credit are as follows, and the amount of the draft accompanying this Certificate does not exceed the sum of such amounts:

               Principal:  $
                            -----------------
               Interest:   $
                            -----------------
          (4)  The portion of the amount of the draft
accompanying this Certificate being drawn in respect of payment of principal of the Bonds, as indicated in paragraph
(3), above, does not exceed the Principal Component of the Letter of Credit, and the portion of the amount of the draft accompanying this Certificate being drawn in respect of payment of interest on the Bonds, as indicated in paragraph
(3), above, does not exceed the Interest Component of the Letter of Credit. The respective portions of the amount of the draft accompanying this Certificate in respect of payment of principal of and interest on the Bonds have been computed in accordance with the terms and conditions of the Bonds and the Indenture.

                 [(5)    The draft accompanying this
Certificate being presented upon the [scheduled maturity of the Bonds] [accelerated maturity of the Bonds pursuant to
Section 902 of the Indenture]4/ is the final draft to be drawn
                             -
under the Letter of Credit in respect of principal of and interest on the Bonds. Upon the honoring of such draft, the Letter of Credit will expire in accordance with its terms.]5/
                                                           -

          IN WITNESS WHEREOF, the Trustee has executed and
delivered this Certificate as of the      day of
                                     ----        ---------.

                                   UNITED STATES TRUST COMPANY
                                     OF NEW YORK, as Trustee


                                   By
                                     -----------------------
                                     Title:




--------------------
4/     Insert appropriate bracketed language
-

5/     To be used upon scheduled or accelerated maturity of
-
the Bonds.

                                            EXHIBIT 2
                                    TO THE LETTER OF CREDIT



               CERTIFICATE FOR TENDER DRAWING
                  UPON BONDHOLDER ELECTION
               OR MANDATORY PURCHASE OF BONDS
                  AT THE DIRECTION OF BANK



          The undersigned, a duly authorized officer of United States Trust Company of New York (the "Trustee"), hereby certifies as follows to Societe Generale, Los Angeles Branch (the "Bank"), with reference to Irrevocable Letter of
Credit No.                   (the "Letter of Credit") issued
           -----------------
by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1)  The Trustee is the Trustee under the
Indenture for the holders of the Bonds.

         [(2)    The Trustee is making a Tender
Drawing under the Letter of Credit with respect to the purchase price of Bonds delivered pursuant to an election by Bondholders pursuant to Section 401 of the Indenture and the Bonds. Such Bonds are not registered in the name of the Company and are not held or required to be held by the Trustee for the account of the Company pursuant to the Indenture.]1/
           -

        [(2)    The Trustee is making a Tender
Drawing under the Letter of Credit with respect to the purchase price of Bonds subject to mandatory purchase by the Company pursuant to Section 402(d) of the Indenture.]2/
                                                     -



--------------------
1/     To be used where the Tender Drawing is made in
-
connection with Bonds tendered by Bondholders and not remarketed on the day they are tendered.

2/     To be used where the Tender Drawing is made in
-
connection with Bonds subject to mandatory purchase by the Company at the direction of the Bank.

          (3) The respective amounts of purchase price corresponding to principal of and accrued interest, if any, on such Bonds and with respect to the payment of which the Trustee does not have available amounts that, pursuant to
Section 405 of the Indenture, are to be applied to such payment prior to moneys drawn under the Letter of Credit are as follows, and the amount of the draft accompanying this Certificate does not exceed the sum of such amounts:

               Principal:                    $
                                              --------------

               Interest:                     $
                                              --------------

          (4)  The portion of the amount of the draft
accompanying this Certificate being drawn in respect of purchase price corresponding to principal of the Bonds, as indicated in paragraph (3), above, does not exceed the Principal Component of the Letter of Credit, and the portion of the amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to interest on the Bonds, as indicated in paragraph (3), above, does not exceed the Interest Component of the Letter of Credit. The respective portions of the amount of the draft accompanying this Certificate in respect of purchase price corresponding to principal of and interest on such Bonds have been computed in accordance with the terms and conditions of the Bonds and the Indenture.

          IN WITNESS WHEREOF, the Trustee has executed and
delivered this Certificate as of the      day of
                                     ----
           ,     .
-----------  ----

                                   UNITED STATES TRUST COMPANY
                                     OF NEW YORK, as Trustee


                                   By
                                     -----------------------
                                     Title:

                                            EXHIBIT 3
                                    TO THE LETTER OF CREDIT



      CERTIFICATE FOR REDEMPTION/MANDATORY PURCHASE
            DRAWING IN RESPECT OF PAYMENT OF
              PRINCIPAL OF AND INTEREST ON
           BONDS UPON REDEMPTION OR MANDATORY
            PURCHASE NOT AT DIRECTION OF BANK



          The undersigned, a duly authorized officer of United States Trust Company of New York (the "Trustee"), hereby certifies as follows to Societe Generale, Los Angeles Branch (the "Bank"), with reference to Irrevocable Letter of
Credit No.                     (the "Letter of Credit")
           -------------------
issued by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1)  The Trustee is the Trustee under the
Indenture for the holders of the Bonds.

          (2) The Trustee is making a Redemption/Mandatory Purchase Drawing under the Letter of Credit with respect to [the payment of principal of and accrued interest, if any, on the Bonds upon redemption of the Bonds in accordance with
Section 301 of the Indenture]1/ [the purchase price of Bonds
                             -
subject to mandatory purchase by the Company pursuant to
Section 402[(a)][(b)][(c)] of the Indenture].2/  Such Bonds
                                             -
are not registered in the name of the Company and are not held or required to be held by the Trustee for the account of the Company pursuant to the Indenture.

                 [(3)    The respective amounts of principal
of and interest on the Bonds which are due and payable and with respect to the payment of which the Trustee does not have

--------------------
1/     To be used upon an optional or mandatory redemption of
-
the Bonds in whole or in part.

2/     To be used upon a mandatory purchase of the Bonds
-
pursuant to Sections 402(a), (b) or (c) of the Indenture.

available amounts that, pursuant to Section 604 of the Indenture, are to be applied to such payment prior to moneys drawn under the Letter of Credit are as follows, and the amount of the draft accompanying this Certificate does not exceed the sum of such amounts:

               Principal:               $
                                         ---------------

               Interest:                $               ]3/
                                         --------------- -

                 [(3)    The respective amounts of the
purchase price corresponding to principal of and accrued interest, if any, on such Bonds and with respect to the payment of which the Trustee does not have available amounts that, pursuant to Section 405 of the Indenture, are to be applied to such payment prior to moneys drawn under the Letter of Credit are as follows, and the amount of the draft accompanying this Certificate does not exceed the sum of such amounts:

               Principal:               $
                                         ---------------

               Interest:                $               ]4/
                                         --------------- -

                 [(4)    The portion of the amount of the
draft accompanying this Certificate being drawn in respect
of payment of principal of the Bonds, as indicated in
paragraph (3), above, does not exceed the Principal
Component of the Letter of Credit, and the portion of the
amount of the draft accompanying this Certificate being
drawn in respect of payment of interest on the Bonds, as
indicated in paragraph (3), above, does not exceed the
Interest Component of the Letter of Credit.  The respective
portions of the amount of the draft accompanying this
Certificate in respect of payment of principal of and
interest on the Bonds have been computed in accordance with
the terms and conditions of the Bonds and the Indenture.]3/
                                                         -
                 [(4)    The portion of the amount of the
draft accompanying this Certificate being drawn in respect of purchase price corresponding to principal of the Bonds, as indicated in paragraph (3), above, does not exceed the Principal Component of the Letter of Credit, and the

--------------------
3/     To be used upon an optional or mandatory redemption of
-
the Bonds in whole or in part.

4/     To be used upon a mandatory purchase of the Bonds
-
pursuant to Sections 402(a), (b) or (c) of the Indenture.

portion of the amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to interest on the Bonds, as indicated in paragraph (3), above, does not exceed the Interest Component of the Letter of
Credit. The respective portions of the amount of the draft accompanying this Certificate in respect of purchase price corresponding to principal of and interest on such Bonds have been computed in accordance with the terms and
conditions of the Bonds and the Indenture.]5/
                                           -
                 [(5)  The draft accompanying this
Certificate is the final draft to be drawn under the Letter
of Credit in respect of principal of and interest on the
Bonds and, upon the honoring of such draft, the Letter of
Credit will expire in accordance with its terms.]6/
                                                 -
                 [(5)    The draft accompanying this
Certificate is the final draft to be drawn under the Letter
of Credit in respect of the purchase price corresponding to principal of and interest on the Bonds and, upon the honoring of such draft, the Letter of Credit will expire in accordance with its terms.]7/
                           -
          IN WITNESS WHEREOF, the Trustee has executed and
delivered this Certificate as of the       day of
                                     -----
            ,     .
------------  ----

                                   UNITED STATES TRUST COMPANY
                                     OF NEW YORK, as Trustee


                                   By
                                     -----------------------
                                     Title:




--------------------
5/     To be used upon a mandatory purchase of the Bonds
-
pursuant to Sections 402(a), (b) or (c) of the Indenture.

6/     To be used in the case of all redemptions of the Bonds
-
other than redemptions in part.

7/     To be used in the case of mandatory purchases of the
-
Bonds pursuant to Sections 402(a), (b) (including a mandatory purchase under Section 402(b) in connection with notice given pursuant to clause (v) of paragraph (1) of the Letter of Credit, or (c) of the Indenture.

                                            EXHIBIT 4
                                    TO THE LETTER OF CREDIT



                  NOTICE OF REINSTATEMENT
                  -----------------------


          The undersigned, a duly authorized officer of Societe Generale, Los Angeles Branch (the "Bank"), hereby gives the following notice to United States Trust Company of New York, as trustee and as custodian, with reference to
Irrevocable Letter of Credit No.                  (the
                                 ----------------
"Letter of Credit") issued by the Bank in favor of United States Trust Company of New York, as trustee. Terms defined in the Letter of Credit and used but not defined herein have the meanings given them in the Letter of Credit.

                 [(1)    We have received the amount of
$           today in reimbursement of amounts paid under the
 ----------
Letter of Credit with respect to Tender Drawings relating to certain Bonds, together with interest, if any, owing thereon pursuant to the Reimbursement Agreement. The respective amounts of principal of and interest on such Bonds covered by that reimbursement are as follows:

               Principal:          $
                                    ---------------

               Interest:           $               ]1/
                                    --------------- -

                 [(1)    We have received notice from the
Remarketing Agent that it has found a purchaser to whom it can remarket Bonds pledged to us in connection with a Tender Drawing pursuant to Section [401] [402(d)] of the Indenture. The sum of (i) the principal amount of such Bonds and the amount of accrued interest, if any, thereon, as communicated to us by the Remarketing Agent, and (ii) amounts, if any, heretofore reimbursed to us by or for the account of the Company on account of such principal and interest are as follows:


--------------------
1/     To be used in event of actual receipt of reimbursed
-
amounts.

               Principal:          $
                                    ---------------

               Interest:           $               ]2/
                                    --------------- -

          (2)  In accordance with the provisions of the
Letter of Credit, the Principal Component and the Interest
Component have been reinstated to the extent of the
respective amounts specified in Paragraph (1) above.3/
                                                    -

          IN WITNESS WHEREOF, the Bank has executed and
delivered this Notice as of the      day of           ,
                                ----        ----------
    .
----

                                   SOCIETE GENERALE, LOS ANGELES
                                   BRANCH


                                   By
                                     -----------------------
                                     Title:


















--------------------
2/     To be used in event of notification of Remarketing
-
Agent that it has found a prospective purchaser of Pledged
Bonds.

3/     After such reinstatement, the Interest Component must
-
be equal to an amount calculated by multiplying the Principal Component by 15% and then multiplying the product thereof by the quotient obtained by dividing 65 by 365.

                                           EXHIBIT 5
                                    TO THE LETTER OF CREDIT



                 INSTRUCTIONS TO TRANSFER
                 ------------------------


                                                    ,
                                       -------------  -----


Re:  Irrevocable Letter of Credit No.
                                      ---------------


Gentlemen:

          The undersigned, as Trustee under the Indenture of Trust by and between Clark County, Nevada (the "Issuer") and United States Trust Company of New York, dated as of April 1, 1989, is named as beneficiary in the Letter of Credit referred to above (the "Letter of Credit"). The Transferee named below has succeeded the undersigned as Trustee under such Indenture.



             ----------------------------------
                   (Name of Transferee)



             ----------------------------------
                        (Address)

          Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Letter of Credit.

          By this transfer, all rights of the undersigned in the Letter of Credit, and all obligations of the undersigned
under the Custodian Agreement, dated as of April    , 1994,
                                                 ---
between the undersigned, as "Custodian", and you (the "Custodian Agreement"), are transferred to such Transferee, and such Transferee shall hereafter have the sole rights as beneficiary under the Letter of Credit and the obligations as "Custodian" under the Custodian Agreement; provided,
                                              --------
however, that no rights shall be deemed to have been
-------
transferred to such Transferee until
such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

          IN WITNESS WHEREOF, the undersigned has executed
and delivered this Certificate as of the       day of
                                         -----
           ,     .
-----------  ----

                                   UNITED STATES TRUST COMPANY
                                     OF NEW YORK, as Trustee


                                   By
                                     -----------------------
                                     Title:



          The undersigned, [Name of Transferee], hereby accepts the foregoing transfer of rights under the Letter of Credit and obligations under the Custodian Agreement.

                                   [Name of Transferee]


                                   By
                                     -----------------------
                                     Title:

                                   Address of Principal
                                     Corporate Trust Office:

                                   [insert address]

                                                  EXHIBIT B



                FORM OF CUSTODIAN AGREEMENT
                ---------------------------


          THIS CUSTODIAN AGREEMENT (the "Agreement"), dated
as of April   , 1994, is made by and among NEVADA POWER
            --
COMPANY (the "Company"), UNITED STATES TRUST COMPANY OF NEW
YORK, as custodian (such entity and any successor custodian hereunder being the "Custodian") and SOCIETE GENERALE, LOS
ANGELES BRANCH (the "Bank").

          WHEREAS, at the request of the Company, Clark County, Nevada (the "Issuer") issued and sold $60,000,000 in aggregate principal amount of the Issuer's Floating Rate Weekly Demand Industrial Development Revenue Bonds (Nevada Power Company Project), Series 1989A (the "Bonds"), pursuant to an Indenture of Trust, dated as of April 1, 1989 (as amended, modified or supplemented from time to time, the "Indenture"), between the Issuer and United States Trust Company of New York, as trustee (such trustee and any successor trustee under the Indenture, in such capacity, being the "Trustee"), for the purpose stated in the Indenture; and

          WHEREAS, to induce the Bank to issue a letter of
credit to support certain amounts payable on and in respect
of the Bonds (the "Letter of Credit") and to enter into a
Letter of Credit and Reimbursement Agreement, dated as of
April   , 1994, between the Bank and the Company relating
      --
thereto (the "Reimbursement Agreement"), the Company proposes to pledge the Collateral (as hereinafter defined) and to enter into this Agreement;

          NOW, THEREFORE, the Company, the Custodian and the Bank hereby agree as follows:


                         ARTICLE 1

                DEFINITIONS; INTERPRETATION

          SECTION 1.1.  Definitions.  For the purposes of
                        -----------
this Agreement, terms defined in the Reimbursement

Agreement and used but not otherwise defined herein have the meanings given them in the Reimbursement Agreement, and the following terms have the meanings indicated:

          "Collateral" means each Pledged Bond, all payments
           ----------
of principal and interest payable on Pledged Bonds, all of the Company's rights to receive Pledged Bonds and amounts payable thereon and all of the Company's right, title and interest in and to Pledged Bonds and such principal of and interest thereon, and all proceeds thereof, as they may from time to time be delivered to or held, pending payment by the Custodian, the Remarketing Agent or the Trustee, in money, securities or collections from or with respect to any or all of the foregoing.

          "Custodian" means United States Trust Company of
           ---------
New York, or such other Person appointed from time to time by the Bank to act as Custodian hereunder and accepting such appointment.

          "Obligations" means (a) all amounts of principal
           -----------
of and interest on each Advance, (b) all other amounts due under or in respect of the Reimbursement Agreement and (c) all amounts paid or costs or expenses incurred by the Bank in the collection of any of the foregoing or for the maintenance, preservation, protection or enforcement (whether through negotiations, legal proceedings or otherwise) of, or realization upon, the Collateral or in connection with the enforcement or administration of this Agreement or the Reimbursement Agreement, in each case irrespective of whether the obligation to pay any such amount is direct or indirect, absolute or contingent, joint or several, due or not due, liquidated or unliquidated, arises by operation of law or otherwise or is from time to time reduced and thereafter reincurred. To the extent any payment made with respect to an Obligation is rescinded or recovered or is otherwise avoided or must be restored under or by reason of any bankruptcy or insolvency proceedings of the Company or any other Person or otherwise, the amount of such payment so rescinded, recovered, restored or avoided shall again constitute an Obligation, as if such payment had never been made.

          "Pledged Bond" means each Bond for which payment
           ------------
of the purchase price is made, in whole or in part, with the proceeds of a drawing by the Trustee under the Letter of Credit.

          "Remarketing Agreement" means the Remarketing
           ---------------------
Agreement, dated as of April 1, 1989, between the Company, on the one hand, and Shearson Lehman Hutton Inc., Goldman, Sachs & Co. and Merrill Lynch Capital Markets, Merrill
Lynch, Pierce, Fenner & Smith Incorporated, on the other hand as the same shall have been amended, modified or supplemented from time to time.

          SECTION 1.2.  Interpretation.  The headings of the
                        --------------
articles and sections hereof are for convenience of reference only and shall not limit or affect the meaning or construction of any provision hereof.


                         ARTICLE 2

                     SECURITY INTEREST

          SECTION 2.1.  Grant of Security Interest.  As
                        --------------------------
security for the due and punctual payment in full of each of the Obligations, the Company hereby grants to the Bank a continuing first lien on and security interest in the Collateral.

          SECTION 2.2.  Interest Continuing and Absolute.
                        --------------------------------
Until payment in full of all the Obligations has been indefeasibly made after the Cancellation Date, the Bank's security interest in the Collateral hereunder shall continue in full force and effect, and it and the Company's obligations hereunder shall be effective irrespective of any illegality, invalidity or unenforceability of the Bonds, the Letter of Credit, the Reimbursement Agreement or any other Related Document.

          SECTION 2.3.  Perfection.  The Company shall
                        ----------
perfect the security interest of the Bank in the Collateral
(a) in the case of Pledged Bonds, by delivering such Pledged Bonds to the Custodian, (b) in the case of any other certificated securities and cash proceeds forming part of the Collateral, by delivering the Collateral to the Bank,
(c) in the case of uncertificated securities forming part of the Collateral, by registering such securities in the name of the Bank, or (d) by any other method permitted by the Uniform Commercial Code as in effect in the State of New York on the date of such perfection. All steps necessary for such perfection shall be taken by the Company, in the case of each Pledged Bond forming part of the Collateral, on the day such Bond becomes a Pledged Bond and, in the case of proceeds, immediately.

                         ARTICLE 3

              REPRESENTATIONS AND WARRANTIES

          SECTION 3.1.  Representations and Warranties.  The
                        ------------------------------
Company represents and warrants to the Bank and, so long as any of the Obligations remains unpaid, shall be deemed continuously to represent and warrant to the Bank and the Custodian, as follows:

          (a) At the time of delivery to the Bank or the Custodian of any Collateral, the Company will have good and marketable title to, and be the sole owner of, such Collateral, free and clear of all liens and other encumbrances, other than the security interest created hereby, the Bank's security interest in such Collateral shall have been perfected and no financing statement or other instrument with respect to any of the Collateral shall have been and continue to be recorded, registered or filed and no security agreement with respect to any of the Collateral shall have been executed by the Company, other than with respect to such security interest in favor of the Bank.

          (b) The Bank has a valid and perfected first priority security interest in the Collateral.

          (c)  The Collateral may be properly pledged
hereunder.

          (d) No consents or approvals of any Person are required for the assignment and transfer by the Company of any of the Collateral to the Bank hereunder, or the subsequent sale or transfer of the Collateral by the Bank pursuant to the terms hereof.

          (e) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                         ARTICLE 4

                         COVENANTS

          SECTION 4.1.  Protection of the Bank's Security
                        ---------------------------------
Interest.  The Company shall defend its title to, and the
--------
Bank's security interest in, the Collateral against all claims of all other Persons, and shall keep the Collateral free from all liens and encumbrances (other than the Bank's security interest hereunder) and pay or cause to be paid promptly when due all taxes, fees, assessments and other charges now or hereafter imposed on or in respect of any of the Collateral.

          SECTION 4.2.  Sale of Collateral.  The Company
                        ------------------
shall not, without the prior written consent of the Bank, sell, transfer or otherwise dispose of, or permit any other Person to sell, transfer or otherwise dispose of, any of the Collateral or any of the Company's interests therein, except in accordance with the terms of this Agreement, the Indenture and the Remarketing Agreement. The receipt by the Bank of all or any part of the proceeds of any sale, transfer or other disposition of any of the Collateral, except in accordance with the prior sentence, shall not be deemed or construed to be a consent by the Bank to any such sale, transfer or other disposition.

          SECTION 4.3.  Further Assurances.  The Company
                        ------------------
shall execute and deliver to the Bank or the Custodian such assignments and other documents and instruments, and shall take all other action relating to the Collateral and the preservation, protection or perfection of the Bank's security interest therein, as the Bank may request, and the Company shall not file or permit to be filed any financing statement (or amendment or continuation statement) or execute any security agreement with respect to any of the Collateral unless it names the Bank as the only secured party. To the extent permitted by law, the Company hereby appoints the Bank as its attorney-in-fact (without requiring the Bank to act as such) to perform all acts that the Bank deems appropriate to preserve, protect and perfect its continuing security interest in the Collateral or to preserve or protect the Collateral.

                         ARTICLE 5

    REMEDIES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

          SECTION 5.1.  Default Remedies.  If an Event of
                        ----------------
Default under the Reimbursement Agreement shall occur and be continuing, the Bank shall be entitled to exercise any one or more (at the Bank's discretion, at one or more times) of the following remedies:

          (a) The Bank shall have the right to receive the Collateral, if any, then held by the Custodian, the Remarketing Agent, the Trustee or any other Person, endorse, assign or deliver in its own name or the name of the Company any and all checks, drafts and other instruments for the payment of money relating to or constituting part of the Collateral, and cause the Collateral to be registered in the name of the Bank or its designee, and the Company hereby waives presentment, protest and notice of nonpayment of any instrument so endorsed. In furtherance of the foregoing, the Company hereby irrevocably appoints the Bank, or any of its officers or designees, the Company's lawful attorney-in-fact (without requiring the Bank so to act), with power of substitution, in the name of the Company or in the name of the Bank (i) to endorse the name of the Company upon any of the Collateral, including proceeds, and to cause any of the Collateral to be registered in the name of the Bank or its designee; (ii) to demand, collect, receive payment of, receipt for and give discharges and releases of any of the Collateral; (iii) to commence and prosecute any and all actions or proceedings at law or in equity in any court to collect or otherwise realize on any of the Collateral to enforce any rights in respect thereof; (iv) to initiate, settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to any of the Collateral; and (v) to sell, transfer, assign, discount, negotiate or otherwise deal in all or any portion of the Collateral or the proceeds thereof and generally to perform all other acts necessary or desirable to realize on, and obtain the benefits of, the Collateral and otherwise to carry out the intention of this Agreement, as fully and effectively as though the Bank were the absolute owner thereof, and the Company hereby ratifies and confirms all that the Bank shall do by virtue of this appointment. The Bank shall not, under any circumstances, have any liability for any error or omission made in the settlement, collection or payment or other disposition of any or all of the Collateral or of any instrument received in payment therefor.

          (b)  The Bank may sell or cause to be sold, in one
     or more sales, at such price as the Bank may deem adequate, and for cash or on credit or for future delivery, with or without assumption of any credit risk, all or any portion of the Collateral, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as may be required by applicable statute and cannot be waived), and the Bank may be the purchaser of all or any portion of the Collateral so sold; provided, however, that the Bank shall first give
           --------  -------
     notice to the Trustee that an Event of Default has occurred and is continuing. The purchaser(s) at any such sale shall thereafter hold the Collateral so sold absolutely, free from any claim or right whatsoever, including any equity of redemption, of the Company. Any such demand, notice, claim, right or equity is hereby expressly waived and released by the Company. Without limiting the foregoing, if any such notice of the time or place of sale is so required, the Company agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. The Bank shall not, under any circumstances, incur any liability as a result of the sale of the Collateral or any part thereof at any sale conducted in accordance with the provisions of this Agreement. The Company hereby waives any claims against the Bank arising by reason of the fact that the price at which the Collateral may have been sold at any private sale was less than the price which might have been obtained at a public sale or was less than the aggregate principal amount of the Pledged Bonds or the then total unpaid Obligations.

          (c) The Company recognizes that the Bank may not deem it desirable to effect a public sale of any or all of the Pledged Bonds or otherwise but may deem it desirable to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the Issuer to register them for public sale under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws, even should the Issuer agree to do so.

          (d) The Company shall do or cause to be done all such other acts and things as may be deemed necessary or desirable by the Bank to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, including registering such Bonds under the Act, or any state securities laws (to the extent necessary), all at the Company's expense.

          (e) The Company acknowledges that a breach of any of the covenants contained in this Article 5 will cause irreparable injury to the Bank and that the Bank has no adequate remedy at law in respect of any such breach and, as a consequence, agrees that each and every covenant contained in this Article 5 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

          SECTION 5.2.  Remedies Not Exclusive.  (a)  The
                        ----------------------
remedies provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or under the Reimbursement Agreement, including, without limitation, all rights and remedies of a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date of the exercise of any such remedy. The exercise by the Bank of any one or more remedies under Section 5.1, above, shall not constitute a waiver, or otherwise prohibit, the exercise by the Bank of other remedies provided herein or by law at the same or other times.

          (b) The Bank shall not be required to exercise any particular rights, powers, remedies or benefits hereunder or under the Reimbursement Agreement or any Related Document. Without limiting the generality of the foregoing, the Bank (i) shall be entitled to seek to realize upon or enforce the Collateral in such order as it may from time to time determine and without regard to whether or not any other collateral or security for any of the Obligations shall have been resorted to, and (ii) shall not be required to exhaust or enforce any particular portion of the Collateral before seeking to realize or enforce upon any other portion thereof.


                         ARTICLE 6

        COLLECTIONS BY THE COMPANY AND APPLICATIONS
           OF PROCEEDS IN RESPECT OF COLLATERAL

          SECTION 6.1.  Collections on Pledged Bonds by the
                        -----------------------------------
Company.  (a)  If, while any of the Obligations are
-------
outstanding, the Company becomes entitled to receive or receives any payment in respect of any Pledged Bond, the Company shall accept such payment as the Bank's agent, hold it in trust on behalf of the Bank and deliver it forthwith to the Bank for application to satisfaction of the Obligations then due and payable. All sums of money so paid in respect of any payment of interest on, or any portion of purchase price equal to the amount of accrued interest on, any Pledged Bond which are received by the Company and paid to the Bank shall be credited against the obligation of the Company to pay interest to the Bank set forth in Sections
2.04 and 2.05 of the Reimbursement Agreement. All sums of money so paid in respect of any payment of principal of, or any portion of purchase price equal to the principal amount of, any Pledged Bond which are received by the Company and paid to the Bank shall be credited against the obligation of the Company to pay principal to the Bank set forth in Sections 2.04 and 2.05 of the Reimbursement Agreement.

          SECTION 6.2.  Application of Proceeds.  All
                        -----------------------
proceeds received from the sale or other disposition of, or realization on or with respect to, all or any part of the Collateral shall be applied by the Bank, in such order as the Bank, in its sole discretion, may determine to the payment of the costs and expenses of such sale, disposition or realization, including, without limitation, reasonable fees and expenses of counsel for the Bank and all expenses, liabilities and advances of the Bank in connection therewith, and to the payment of the remaining Obligations.

                         ARTICLE 7

        RELEASE OF COLLATERAL; COMPANY'S LIABILITY
                      FOR DEFICIENCY

          SECTION 7.1.  Release of Collateral.  If (a) the
                        ---------------------
Company prepays or causes to be prepaid any Advance pursuant to Section 2.06 of the Reimbursement Agreement, (b) the Remarketing Agent causes Pledged Bonds at the time held hereunder to be sold, or (c) the Obligations are otherwise satisfied, upon receipt of such prepayment or of the proceeds of such sale or other satisfaction of the Obligations, Pledged Bonds in an aggregate principal amount equal to the prepayment so made, or the principal amount of Pledged Bonds so sold, or the Obligations so satisfied, shall be automatically released from the lien of this Agreement and the Company or its designee shall be entitled to have the released Bonds delivered to the Remarketing Agent, the Company or such other Person as designated by the Company in accordance with the terms of the Indenture; provided, however, that before any delivery of such released
--------  -------
Bonds, the Trustee and the Custodian shall have received notice from the Bank, in the form of Exhibit 4 to the Letter of Credit, of the reinstatement of the amounts so prepaid, sold or satisfied as available under the Letter of Credit and such notice shall constitute notice to the Custodian to release the Pledged Bonds to the Trustee pursuant to Section 406(b)(ii) of the Indenture.

          SECTION 7.2.  Company's Liability for Deficiency.
                        ----------------------------------
The Company shall in any event remain liable for any deficiency remaining unpaid after the application of the proceeds of the Collateral to the satisfaction of the Obligations.


                         ARTICLE 8

                          GENERAL

          SECTION 8.1.  Expenses.  The Company shall pay to
                        --------
the Bank all expenses (including reasonable fees and expenses of counsel) of, or incident to, any actual or attempted sale or other disposition of, or any exchange, enforcement (whether through negotiations, legal proceedings or otherwise), collection, compromise or settlement of or with respect to, all or any of the Collateral, by litigation or otherwise. The Company shall reimburse the Bank on demand for all reasonable costs and expenses incurred in connection with the negotiation, preparation, execution and administration of this Agreement, including, without limitation, any fees or expenses (including reasonable fees and expenses of counsel to the Custodian) paid by the Bank to the Custodian for its services in connection with this Agreement.

          SECTION 8.2.  Notices.  All notices and other
                        -------
communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telexed, telegraphed or delivered to the parties to the telex or telecopier number or address (as the case may be) specified for the intended recipient on the signature page hereof, or to such other number or address as such recipient may have last specified by notice to the other party. All such notices and communications shall, when mailed, telecopied, telexed or telegraphed, be effective when deposited in the mails or sent by telecopy or telex or delivered to the telegraph company, respectively, addressed as aforesaid.

          SECTION 8.3.  Remedies and Waivers.  No failure or
                        --------------------
delay on the part of the Bank in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.4.  Amendment.  No amendment or waiver
                        ---------
of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Custodian and the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 8.5.  Assignment.  (a)  This Agreement
                        ----------
shall be binding upon and inure to the benefit of the
Custodian, the Bank and the Company and their respective
successors and assigns; provided, however, that the Company
                        --------  -------
may not assign any of its rights or obligations under this Agreement without the prior written consent of the Bank.

          (b)  If the Bank or the Custodian assigns or
otherwise transfers any of its rights and obligations hereunder, each reference in this Agreement to the Bank or the Custodian, as the case may be, shall be deemed to be a reference to the Bank or the Custodian, as the case may be, and the Person or Persons to which such rights and obligations were assigned and transferred to the extent of their respective interests.

          SECTION 8.6.  Governing Law.  This Agreement shall
                        -------------
be governed by, and construed and interpreted in accordance with, the laws of the State of California.

          SECTION 8.7.  Custodian Appointed Agent.  The Bank
                        -------------------------
hereby appoints the Custodian as its agent to receive and hold Pledged Bonds constituting Collateral granted hereunder for the Bank's account. The Company acknowledges such appointment and agrees with the Bank and the Custodian, which by its execution of this Agreement accepts such appointment, that, for so long as this Agreement shall remain in full force and effect, all certificates or instruments representing or evidencing the Pledged Bonds shall be delivered to and held by the Custodian, as agent for the Bank.

          SECTION 8.8.  Reasonable Care.  The Custodian
                        ---------------
shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Custodian accords its own property.

          SECTION 8.9.  Integration of Terms.  This
                        --------------------
Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

          SECTION 8.10.  Counterparts.  This Agreement may
                         ------------
be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same agreement.

          SECTION 8.11.  Severability.  Any provision of
                         ------------
this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   NEVADA POWER COMPANY
                                   6226 West Sahara Avenue
                                   P.O. Box 230
                                   Las Vegas, Nevada  89151
                                   Telecopy:  (702) 367-8803
                                   Attention:  Treasurer


                                   By
                                     ----------------------
                                     Title:

                                   UNITED STATES TRUST COMPANY
                                   OF NEW YORK, as Custodian
                                   45 Wall Street
                                   New York, New York 10005
                                   Telex:  WU 620439
                                   Telecopy:  (212) 502-6913
                                   Attention:  Corporate Trust
                                     Administration


                                   By
                                     -----------------------
                                     Title:

                                   SOCIETE GENERALE, LOS ANGELES
                                   BRANCH
                                   2029 Century Park East
                                   Suite 2900
                                   Los Angeles, California 90067
                                   Telecopy: (310) 551-0539
                                   Attention:  Mr. George Chen


                                   By
                                     -----------------------
                                     Title:

                                                  EXHIBIT C



             [LETTERHEAD OF GENERAL COUNSEL OF THE COMPANY]



                                       [Date of Issuance of
                                       Letter of Credit]

SOCIETE GENERALE, LOS ANGELES BRANCH
2029 Century Park East
Suite 2900
Los Angeles, California  90067


                   Nevada Power Company
                   --------------------

Gentlemen:

          This opinion is furnished to you pursuant to
Section 3.01(m) of the Letter of Credit and Reimbursement
Agreement, dated as of April   , 1994 (the "Reimbursement
                             --
Agreement"), between Nevada Power Company (the "Company") and Societe Generale, Los Angeles Branch (the "Bank").
Terms defined in the Reimbursement Agreement are used herein as therein defined.

          I am General Counsel of the Company and, as such, have acted as counsel for the Company in connection with the preparation, execution and delivery of, and the closing on this date under, the Reimbursement Agreement.

          In that connection, I have examined:

          (1)  The Reimbursement Agreement.

          (2)  The Related Documents.

          (3) The other documents furnished by the Company pursuant to Article III of the Reimbursement Agreement, including the PUC Order.

          (4) The Articles of Incorporation of the Company and all amendments thereto (the "Charter").

          (5) The by-laws of the Company and all amendments thereto (the "By-laws").

          (6)  A certificate of the Secretary of State of
the State of Nevada, dated April   , 1994, attesting to the
                                 --
continued corporate existence and good standing of the Company in that State.

          I have also examined the originals, or copies certified to my satisfaction, of all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees (each, a "Restrictive Document"), which affect or purport to affect the Company's right to borrow money or the Company's obligations under the Reimbursement Agreement or the Related Documents to which it is a party. In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Reimbursement Agreement and the Related Documents by the Bank and the other parties thereto (other than the Company).

          I am qualified to practice law in the State of Nevada and I do not express any opinion on any laws other than the laws of the State of Nevada and the Federal laws of the United States.

          Based upon the foregoing and upon such
investigation as I have deemed necessary, I am of the following opinion:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          2. The execution, delivery and performance by the Company of the Reimbursement Agreement and the Related Documents to which it is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Company (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any Restrictive Document or, to the best of my knowledge, contained in any other similar document. The Reimbursement Agreement and the Related Documents to which it is a party have been duly executed and delivered on behalf of the Company.

          3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of the Reimbursement Agreement and the Related Documents to which it is a party, except for the PSC Order, which has been duly obtained, is final and is in full force and effect. The PSC Order is not the subject of appeal or reconsideration or other review, and no subsequent appeal or reconsideration or other review of the PSC Order will have any adverse effect upon the legality, validity or enforceability of the Company's obligations under the Reimbursement Agreement or the Related Documents to which the Company is a party.

          4. There are no pending or, to the best of my knowledge, overtly threatened actions or proceedings against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator (i) which purport to affect the legality, validity, binding effect or enforceability of the Reimbursement Agreement or any Related Document to which the Company is a party or (ii) except as disclosed in the Company's December 31, 1993 Report on Form 10-K as filed with the Securities and Exchange Commission, which are likely to have a materially adverse effect upon the financial condition or operations of the Company or any of its Subsidiaries; and there has occurred no material adverse developments in any such action or proceeding so disclosed.

                                   Very truly yours,

                                                  EXHIBIT D

      [LETTERHEAD OF SPECIAL COUNSEL TO THE COMPANY]


                                      [Dates of Issuance of
                                          Letter of Credit]


SOCIETE GENERALE, LOS ANGELES BRANCH
2029 Century Park East
Suite 2900
Los Angeles, California  90067



                   Nevada Power Company
                   --------------------



Gentlemen:

          This opinion is furnished to you pursuant to
Section 3.01(n) of the Letter of Credit and Reimbursement
Agreement, dated as of April   , 1994 (the "Reimbursement
                             --
Agreement"), between Nevada Power Company (the "Company") and Societe Generale, Los Angeles Branch (the "Bank").
Terms defined in the Reimbursement Agreement are used herein as therein defined.

          We have acted as Special Counsel to the Company in connection with the preparation, execution and delivery of, and the closing on this date under, the Reimbursement
Agreement.

          In that connection, we have examined:

          (1)  The Reimbursement Agreement.

          (2)  The Related Documents.

          (3) The other documents furnished by the Company pursuant to Article III of the Reimbursement
               Agreement, including the PUC Order.

In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Reimbursement Agreement and the Related Documents by the Bank and the other parties thereto (other than the Company).

          We are qualified to practice law in the State of California and are familiar with the laws of the State of Nevada to the extent necessary to permit us to express the opinions hereinafter set forth in paragraph 3. Accordingly, our opinions herein are limited to the laws of the State of California, the State of Nevada and the Federal laws of the United States.

          For purposes of the opinions expressed below, we have relied with your permission on the opinion of Richard
L. Hinckley, General Counsel of the Company, being delivered to you on this date pursuant to Section 3.01(m) of the Reimbursement Agreement.

          Based upon the foregoing and upon such
investigation as we have deemed necessary, we are of the opinion that

          1.  Each of the Reimbursement Agreement, the
     Custodian Agreement and the other Related Documents to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2. The Custodian Agreement is effective to create a valid and perfected security interest in any right, title and interest in the Bonds from time to time pledged thereunder superior in right to any liens, existing or future, which the Company, the Issuer, the Trustee, the Remarketing Agent or any other Person may have against such Bonds or any interest therein.

          3. In any action or proceeding arising out of or relating to the Reimbursement Agreement or the

     Custodian Agreement in any court of the State of Nevada or in any Federal court sitting in the State of Nevada, such court would recognize and give effect to the provisions of Section
     7.10 of the Reimbursement Agreement and Section 8.6 of the Custodian Agreement wherein the parties thereto agree that the Reimbursement Agreement and the Custodian Agreement, as the case may be, shall be governed by, and construed in accordance with, the laws of the State of California.
     Without limiting the generality of the foregoing, a court of the State of Nevada or a Federal court sitting in the State of Nevada would apply the usury law of the State of California, and would not apply the usury law of the State of Nevada, to the Reimbursement Agreement. In this connection, we call your attention to the fact that the Supreme Court of Nevada has indicated in certain of its opinions that it may decline to enforce laws of other jurisdictions which it believes to be contrary to the public policy of Nevada. Although the Supreme Court of Nevada has sustained a decision enforcing the laws of another state, including usury provisions, we cannot give any assurance that, under any specific circumstances, the courts might not decline to enforce California usury or other laws on public policy grounds not previously indicated (although no facts or circumstances have come to our attention in the context of the present transaction that lead us to believe that the present transaction would be contrary to public policy considerations articulated by the Supreme Court of Nevada to date). However, if a court were to hold that the Reimbursement Agreement and the Custodian Agreement are governed by, and to be construed in accordance with, the laws of the State of Nevada, the Reimbursement Agreement and the Custodian Agreement would be, under the laws of the State of Nevada, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

               4. The offer, sale and delivery of the Bonds under the circumstances contemplated by the Related Documents do not require registration of the Bonds under the Securities Act of 1933, as amended, and do not require compliance with the qualification requirements of the Trust Indenture Act of 1939, as amended.

     5. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of the Reimbursement Agreement and the Related Documents to it is a party, expect for the PSC Order, which has been duly obtained, is final and is in full force and effect. The PSC Order is not the subject of appeal or reconsideration or other review, and no subsequent appeal or reconsideration or other review of the PSC Order will have any adverse effect upon the legality, validity or enforceability of the Company's obligations under the Reimbursement Agreement or the Related Documents to which the Company is a party.

Our opinions set forth in paragraphs 1 and 3, above, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                              Very truly yours,

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                      Amendment No. 1
                  Dated as of May 3, 1994
                            to
       Letter of Credit and Reimbursement Agreement


          Amendment No. 1 ("Amendment No. 1") dated as of
May 3, 1994 to Letter of Credit and Reimbursement Agreement between Nevada Power Company (the "Company") and Societe
Generale, Los Angeles Branch (the "Bank").

          WHEREAS, the Company and the Bank have heretofore entered into the Letter of Credit and Reimbursement
Agreement dated as of April 12, 1994 (the "Letter of Credit and Reimbursement Agreement"); and

          WHEREAS, the Company and the Bank wish to amend the Letter of Credit and Reimbursement Agreement (as amended by Amendment No. 1 and as amended, modified or supplemented from time to time hereafter, the "Reimbursement Agreement");

          NOW THEREFORE, the Company and the Bank hereby agree as follows:

          1. Section 7.14 of the Reimbursement Agreement is hereby amended and restated in its entirety as follows:

          "SECTION 7.14  Participation.  (a)  The Bank may,
                         -------------
without the consent of the Company, sell participations to
one or more banks or other financial institutions (each a
"Participant") in all or a portion of its rights and
obligations under this Agreement; provided, however, (a)
                                  --------  -------
the Bank's obligations under this Agreement shall remain unchanged, (b) the Bank shall remain solely responsible to the Company for the performance of such obligations, (c) except as expressly set forth herein, any such Participant shall be entitled to the benefit of the cost and fee protection and indemnification provisions contained in Sections 2.07, 2.08, 2.14, 7.04, 7.05 and 7.07 to the same extent as if the Participant were the Bank hereunder, and
(d) the Trustee and the Issuer shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the Related Documents and the Bank shall retain the sole right to approve any amendment, modification or waiver of any provisions of this Agreement or any Related Document (other than amendments, modifications, releases or waivers with respect to any amounts payable hereunder or the amount of




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principal of or the rate at which interest is payable
hereunder or the dates fixed for payments of interest or fees or the date of termination or expiration of the Letter of Credit or any change to the Stated Amount).

          (b) The Bank may disclose to any Participant or proposed Participant any information that the Company has delivered or is required to deliver to the Bank pursuant to this Agreement or the other Related Documents."

          2. The Company hereby represents and warrants that the representations and warranties contained in
Article IV of the Reimbursement Agreement are true and accurate as of the date hereof (except to the extent that such representations and warranties expressly relate to a prior date) and that no Event of Default has occurred and is continuing on the date hereof.

          3.  This Amendment No. 1 may be executed in
counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same
Amendment No. 1.

          4.  THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
CALIFORNIA.

          5. Except as provided herein, all provisions, terms and conditions of the Reimbursement Agreement shall remain in full force and effect. As amended hereby, the Reimbursement Agreement is ratified and confirmed in all respects.









          [THIS SPACE INTENTIONALLY LEFT BLANK.]













                            -2-
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               IN WITNESS WHEREOF, the parties hereto have
     caused this Amendment No. 1 to be executed and delivered by their duly authorized officers as of the day and year first above written.

                              NEVADA POWER COMPANY




                              By:    RICHARD C. SCHMALZ
                                 --------------------------
                                 Name:   Richard C. Schmalz
                                 Title:  Director, Treasury


                              SOCIETE GENERALE,
                                LOS ANGELES BRANCH



                              By:
                                 -------------------------
                                 Name:
                                 Title:






























                            -3-
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
               IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered by their duly authorized officers as of the day and year first above written.

                              NEVADA POWER COMPANY




                              By:
                                 --------------------------
                                 Name:
                                 Title:


                              SOCIETE GENERALE,
                                LOS ANGELES BRANCH



                              By:       GEORGE CHEN
                                 -------------------------
                                 Name:   George Chen
                                 Title:  Vice President































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